SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BOWLINE CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
    Common Stock, $.02 par value per share
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
    1,145,993
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    $1.32
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
    $1,512,710.76
--------------------------------------------------------------------------------
(5) Total fee paid:
    $302.54
--------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:
--------------------------------------------------------------------------------
(4) Date Filed:
--------------------------------------------------------------------------------

                               BOWLINE CORPORATION

                           -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1996

                           -------------------------


TO THE SHAREHOLDERS OF
BOWLINE CORPORATION:

         NOTICE IS HEREBY GIVEN THAT a special meeting of shareholders (the "Special Meeting") of Bowline Corporation (the "Company") will be held on April 29, 1996 at the Gramercy Park Hotel conference room, Two Lexington Avenue, New York, New York at 9:00 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 20, 1996 (the "Merger Agreement"), between the Company and Arrowhead Holdings Corporation ("Arrowhead"), a copy of which is attached as Annex A to, and is described in, the accompanying Proxy Statement, and the transactions contemplated thereby. Pursuant to the Merger Agreement, the Company will be merged with and into Arrowhead (the "Merger") and all shares of the Company's common stock, $.02 par value per share (the "Common Shares"), that are issued and outstanding at the effective time of the Merger (the "Effective Time"), other than the 141,419 Common Shares owned of record by Arrowhead which will be cancelled in the Merger and other than the Affiliate Exchange Stock (as hereinafter defined), will be converted into the right to receive $1.32 per share, in cash, without interest. Each of the 732,169 issued and outstanding Common Shares beneficially owned by Arrowhead and its affiliates is hereinafter referred to as the "Affiliate Stock." At the Effective Time, 590,750 shares of the Affiliate Stock (the "Affiliate Exchange Stock") will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of (x) the number of shares of Affiliate Exchange Stock, and (y) $1.32. All of the Affiliate Stock is controlled by James Benenson, Jr. See "THE MERGER
- Special Factors - Interests of Certain Persons in the Merger."

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         These transactions and other related matters are more fully described in the accompanying Proxy Statement and the Annexes and Schedules thereto.

         The close of business on March 20, 1996 has been fixed as the record date (the "Record Date") for the determination of (i) shareholders entitled to receive notice of, and to vote at, the Special Meeting and any and all adjournments and postponements thereof; and (ii) shareholders who will receive Common Share certificate transmittal materials following consummation of the Merger.

         If the Merger is consummated, holders of Common Shares who do not vote in favor of the Merger and who otherwise comply with Section 623 of the New York Business Corporation Law, as amended (the "NYBCL"), will be entitled to dissenters' appraisal rights pursuant to said Section. A holder of Common Shares who desires to exercise dissenters' appraisal rights in connection with the Merger must file with the Company a written notice of intention to demand fair value for his Common Shares. Such notice must be filed before the commencement of the vote of shareholders on the approval of the Merger Agreement at the Special Meeting. Any shareholder who does not file such notice will not be able to exercise his dissenters' appraisal rights. See "RIGHTS OF DISSENTING SHAREHOLDERS" in the accompanying Proxy Statement for a description of procedures required to be followed to perfect appraisal rights and Annex C thereto for the text of Section 623.

                                           Gerald J. Carroll
                                           Secretary
Bala Cynwyd, Pennsylvania
_________________, 1996

===============================================================================
                PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD
                    PROMPTLY WHETHER OR NOT YOU INTEND TO BE
                         PRESENT AT THE SPECIAL MEETING.
           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.
==============================================================================

                                   PRELIMINARY

                                 PROXY STATEMENT

                               -------------------

                               BOWLINE CORPORATION
                                 11 Bala Avenue
                         Bala Cynwyd, Pennsylvania 19004
                                 (610) 667-7310

                               -------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                          To be held on April 29, 1996

                               -------------------

         This Proxy Statement is being furnished to the shareholders of Bowline Corporation, a New York corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board of Directors") of proxies from holders (the "Shareholders") of issued and outstanding shares of the Company's common stock, $.02 par value per share (the "Common Shares") for use at a Special Meeting of the Shareholders of the Company to be held at the Gramercy Park Hotel conference room, Two Lexington Avenue, New York, New York, on April 29, 1996 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the form of Proxy attached hereto are first being mailed to Shareholders on or about ______________, 1996.

         At the Special Meeting, the Shareholders will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 20, 1996 (the "Merger Agreement"), between the Company and Arrowhead Holdings Corporation ("Arrowhead"). Pursuant to the Merger Agreement, the Company will be merged with and into Arrowhead (the "Merger") and all shares of the Company's common stock, $.02 par value per share (the "Common Shares"), that are issued and outstanding at the effective time of the Merger (the "Effective Time"), other than the 141,419 Common Shares owned of record by Arrowhead which will be cancelled in the Merger and other than the Affiliate Exchange Stock (as hereinafter defined), will be converted into the right to receive $1.32 per share, in cash, without interest. Each of the 732,169 issued and outstanding Common Shares beneficially owned by Arrowhead and its affiliates is hereinafter referred to as the "Affiliate Stock." At the Effective Time, 590,750 shares of the Affiliate Stock (the "Affiliate Exchange Stock") will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of (x) the number of shares Affiliate Exchange Stock, and (y) $1.32. For additional information concerning the background and the terms and conditions of the Merger, see "THE MERGER - Special Factors - Background of the Merger; Purpose of the Merger."

         Approval of the Merger Agreement will require the affirmative vote of the holders of two-thirds of the outstanding Common Shares entitled to vote at the Special Meeting.

         As of March 20, 1996, the Record Date for the Special Meeting, Arrowhead and its affiliates beneficially owned 732,169 Common Shares (representing approximately 56.9% of the total number of issued and outstanding Common Shares as of such date). Arrowhead and its affiliates intend to vote such Common Shares in favor of the Merger Agreement.

         The Board of Directors unanimously approved the Merger Agreement and has determined that, in its judgment, the Merger is fair, from a financial point of view, to the non-affiliated Shareholders, and in the best interests of the Company, and recommends that Shareholders vote FOR approval of the Merger Agreement.

         Each Shareholder has the right to seek appraisal of his Common Shares in connection with the Merger Agreement. See "RIGHTS OF DISSENTING SHAREHOLDERS."

            THE TRANSACTION DESCRIBED HEREIN HAS NOT BEEN APPROVED OR
          DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
            THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH
              TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE
                     INFORMATION CONTAINED IN THIS DOCUMENT.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

           The date of this Proxy Statement is _________________, 1996

                        ADDITIONAL AVAILABLE INFORMATION

         The Company is currently subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files periodic reports, documents and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters (although the Company will cease to be so subject to the requirements of the Exchange Act upon consummation of the Merger and the deregistration of the Common Shares, which the Company anticipates will occur promptly after the Merger). Such reports and other information may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such reports and other information may also by obtained upon payment of the Commission's prescribed rates by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company and Arrowhead have filed with the Commission a Rule 13e-3 Transaction Statement, as amended (the "13E-3 Statement"), furnishing certain additional information with respect to the transactions described herein. Such statement and any amendments thereto, including exhibits, may be inspected and copies may be obtained at the Commission's principal office as set forth above.

                                TABLE OF CONTENTS


SUMMARY..........................................................................................           5
INTRODUCTION.....................................................................................           9
         General.................................................................................           9
         Matters to be Considered at the Special Meeting.........................................           9
         Voting at the Special Meeting...........................................................          10
         Proxies.................................................................................          10
THE MERGER.......................................................................................          11
         General.................................................................................          11
         Effective Time of the Merger............................................................          11
         Shareholder Approval....................................................................          12
         Payment for Common Shares...............................................................          12
         Regulatory Matters......................................................................          12
         Conditions to Consummation of the Merger................................................          12
         Termination.............................................................................          13
         Expenses................................................................................          13
         Indemnification of Directors and Officers...............................................          13
         Accounting Treatment of the Merger......................................................          13
         Special Factors.........................................................................          13
         Background of the Merger; Purpose of the Merger.........................................          13
         Fairness of the Merger; Recommendation of the Board of Directors........................          15
         Fairness Opinion........................................................................          16
         The Affiliates' Belief as to Fairness...................................................          18
         Interests of Certain Persons in the Merger..............................................          19
         Plans for the Company After the Merger..................................................          20
FINANCING OF THE MERGER..........................................................................          20
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................          20
RIGHTS OF DISSENTING SHAREHOLDERS................................................................          21
MARKET PRICES OF THE COMMON SHARES AND RELATED
  SHAREHOLDER MATTERS............................................................................          25
BUSINESS OF THE COMPANY..........................................................................          26
SELECTED FINANCIAL INFORMATION AND CERTAIN PER SHARE DATA
  OF THE COMPANY.................................................................................          26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...........................................................................          28
         Analysis of Operations..................................................................          28
         Liquidity and Capital Resources.........................................................          29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................          30
CERTAIN INFORMATION REGARDING THE DIRECTORS AND
 EXECUTIVE OFFICERS OF THE COMPANY...............................................................          31
COMMON SHAREHOLDER PROPOSALS.....................................................................          31
OTHER MATTERS....................................................................................          31


ANNEXES
         Annex A     Agreement and Plan of Merger
         Annex B     Fairness Opinion and Valuation Analyses of American Maple Leaf Financial Corp.
         Annex C     Section 623 of the New York Business Corporation Law
         Annex D     Consolidated Financial Statements


                                     SUMMARY

         Certain significant matters discussed in this Proxy Statement are summarized below. This summary is not intended to be a complete discussion of the matters contained herein, and is qualified in all respects by the detailed information appearing elsewhere in this Proxy Statement and the Annexes hereto. Shareholders are urged to review carefully this Proxy Statement and each of the Annexes hereto.

The Special Meeting

         The Special Meeting will be held at the Gramercy Park Hotel conference room, Two Lexington Avenue, New York, New York on April 29, 1996 at 9:00 a.m., local time. At the Special Meeting, Shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement pursuant to which the Company will be merged with and into Arrowhead and all issued and outstanding Common Shares, other than the 141,419 Common Shares owned of record by Arrowhead which will be cancelled in the Merger and other than the Affiliate Exchange Stock, will be converted into the right to receive $1.32 per share, in cash, without interest. The Affiliate Exchange Stock will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of
(x) the number of shares of Affiliate Exchange Stock, and (y) $1.32.

         Only Shareholders of record at the close of business on March 20, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At such date there were 1,287,412 Common Shares issued and outstanding and entitled to vote held by approximately 4,219 holders of record.

Recommendation of the Board of Directors

         The Board of Directors unanimously approved the Merger Agreement and has determined that, in their judgment, the Merger is fair, from a financial point of view, to the non-affiliated Shareholders, and in the best interests of the Company, and recommends that Shareholders vote FOR adoption of the Merger Agreement.

         See "THE MERGER - Special Factors - Interests of Certain Persons in the Merger" for a description of the interests of certain members of the Board of Directors in the Merger.

Vote Required

         A quorum for the Special Meeting requires the presence of Shareholders, in person or by proxy, entitled to cast at least a majority of the votes that all Shareholders are entitled to cast with respect to the Merger Agreement. Shareholders may cast one vote per Common Share, either in person or by proxy, on each matter to be voted on at the Special Meeting.

         All Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked before their use, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted FOR the approval of the Merger Agreement. A Shareholder who has given a proxy may revoke it at any time before it is voted at the Special Meeting by filing with the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement a written revocation bearing a later date than the proxy being revoked, or by submission of a validly executed proxy bearing a later date than the proxy being revoked, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

         Adoption of the Merger Agreement will require the affirmative vote of the holders of two-thirds of all outstanding Common Shares entitled to vote at the Special Meeting, which means that any Shareholder who fails to return a proxy or vote in person at the Special Meeting will be deemed, in effect, to have voted against approval of the Merger Agreement. Abstentions will be counted as being present for purposes of determining the presence or absence of a quorum and will, in effect, constitute a vote cast against approval of the Merger. Brokers who hold Common Shares in street name for customers are not expected to be entitled to vote those Common Shares with respect to the adoption of the Merger Agreement without specific instructions from such customers. The Affiliate Stock represents approximately 56.9% of the Common Shares outstanding. All such shares will be voted in favor of the approval of the Merger Agreement. See "THE MERGER - Special Factors - Interests of Certain Persons in the Merger."

Effective Time of the Merger

         The Merger will become effective when a Certificate of Merger concerning the consummation of the Merger is duly filed with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware in accordance with the applicable provisions of law of each such jurisdiction (the "Effective Time"). The required filing is expected to be made promptly after the approval of the Merger Agreement by the Shareholders at the Special Meeting. See "THE MERGER - Effective Time of the Merger."

Payment for Shares

         In order to receive their $1.32 in cash per Common Share following the consummation of the Merger, Shareholders must surrender their stock certificates to Arrowhead. No interest will be paid or accrued on the cash payable upon the surrender of such certificates between the Effective Time and the rendering of payment following actual surrender of the certificates. Detailed instructions with regard to the surrender of stock certificates, together with a letter of transmittal, will be forwarded to Shareholders by Arrowhead as soon as practicable after the Effective Time. Shareholders should not submit their stock certificates until they have received such materials. The funds to be utilized in connection with the Merger will not be placed into any escrow or trust and will be disbursed directly by Arrowhead to each exchanging Shareholder upon receipt by Arrowhead of the materials described above from such Shareholder.

Background of the Merger; Fairness of the Merger

         The Board of Directors' decision to approve and cause the Company to execute the Merger Agreement and to recommend the Merger Agreement for approval by the Shareholders was based upon the Board of Directors' belief that, in its judgment, the Merger is in the best interest of the Company and fair to the non-affiliated Shareholders from both a substantive and a procedural standpoint. The Board first considered the cost savings the Merger would allow since, following the Merger, the merged entity would not be a publicly-traded company subject to the independent accounting and public reporting requirements of the federal securities laws. In addition, the Board considered the prevailing market price of such Common Shares and the fact that the public trading market for such Common Shares is not an active one. In reaching its determination as to the fairness of the Merger, the Board of Directors considered the presentations and the fairness opinion of American Maple Leaf Financial Corp. ("AML") referred to herein. AML's fairness opinion was based on three different substantive valuation analysis methods which it undertook (market price; liquidation; and acquisition), all of which resulted in the conclusion that the Merger consideration was fair, from a financial point of view, to all non-affiliated Shareholders. The Board of Directors also considered certain adverse factors relating to the Merger, including: the fact that the Merger will deprive Shareholders, other than Arrowhead's affiliates, of the opportunity to participate in future increases, if any, in the value of Arrowhead once the Company has been merged into Arrowhead; the existence of certain conflicts of interest between Arrowhead (and its affiliates) and the Company; and the fact that Arrowhead's affiliates will have rights not accorded to other Shareholders in the Merger. The Board, in reaching its conclusion as to the fairness of the Merger, determined that such adverse factors did not materially impact on the fairness of the Merger.

         From a procedural point of view, the Board considered a variety of factors, including the fact that it had retained an independent financial advisor, AML, to render an opinion as to the fairness of the Merger, from a financial point of view, to the non-affiliated Shareholders and the existence of dissenters' rights, in coming to the conclusion that the Merger is fair to all non-affiliated Shareholders. See "THE MERGER - Special Factors -
Background of the Merger; Purpose of the Merger" for a description of events leading up to the signing of the Merger Agreement, the financial analysis undertaken by AML, and the Board's analysis of the Merger. See "THE MERGER - Special Factors - Background of the Merger; Purpose of the Merger", "- Fairness of the Merger; Recommendation of the Board of Directors" and "- Fairness Opinion."

Fairness Opinion

         At a special meeting of the Board of Directors held on February 20, 1996, AML, as financial advisor to the Board of Directors, stated that, in its opinion, as of February 20, 1996, the Merger was fair to all non-affiliated Shareholders from a financial point of view. The opinion was confirmed in writing at such meeting. The opinion sets forth the matters considered and the scope of review undertaken in connection therewith, and is attached to this Proxy Statement as Annex B. Shareholders are urged to read the opinion in its entirety. AML also made a presentation at such meeting, discussing factors that it considered and methodologies it employed in connection with the preparation of its opinion. The bases for and the methodologies used by AML in reaching its opinion are described herein under "THE MERGER - Special Factors - Fairness Opinion."

         For further information concerning the fairness opinion and AML's fee and expense arrangements, see "THE MERGER - Special Factors - Fairness Opinion."

Interests of Certain Persons in the Merger

         In considering the recommendation of the Board of Directors with respect to the Merger, Shareholders should be aware that certain of the officers and directors of the Company have certain interests that present them with conflicts of interest in connection with the Merger.

         The most significant of such conflicts are summarized as follows: James Benenson, Jr. is the Chairman of the Board of the Company and is the Chairman of the Board and President of Arrowhead and Arrowhead's subsidiary, Vesper Corporation ("Vesper"). He owns 100% of the voting stock of Arrowhead which, in turn, owns approximately 99.8% of the voting stock of Vesper which, in turn, owns approximately 17.7% of the Common Shares. Upon completion of the Merger, the Company will have merged with and into Arrowhead and, by virtue of the ownership structure discussed in the preceding sentence, Mr. Benenson will control approximately 99.9% of the resulting entity. Mr. Benenson, Arrowhead and Vesper are hereinafter sometimes collectively referred to herein as "the Affiliates." Mr. Benenson beneficially owns, either directly or indirectly through his ownership and control of Arrowhead and Vesper, all of the Common Shares making up the Affiliate Stock.

         In addition to the foregoing, Clifford J. Demarest is President, Chief Executive Officer and a director of the Company; President, Chief Executive Officer and a director of its wholly-owned subsidiary, Starboard Data Services, Inc. ("Starboard"); and President, Industrial Products, of Vesper. Gerald J. Carroll is Vice President, Secretary and a director of the Company; Secretary and a director of Starboard; Vice President and Secretary of Arrowhead; Vice President, Secretary and a director of Vesper; and Vice President and Secretary of Penco Products, Inc., a wholly-owned subsidiary of Vesper ("Penco"). Michael Boniello is Treasurer of the Company and is Vice President - Finance, Controller and a director of Penco.

         While the Board of Directors is of the view that the conflicts of interest did not have any material effect upon the fairness of the Merger from the viewpoint of the Shareholders, in that such conflicts did not result in the terms of the Merger being any less fair than those terms which could have been negotiated with an unrelated third party, if one had been available, Shareholders must determine for themselves what, if any, effect the existence of these conflicts of interest had on the terms of the Merger. Shareholders may conclude that the existence of the conflicts of interest did impact upon the fairness of the Merger, or that the terms of the Merger were thereby rendered less favorable than those which may have been negotiated with an unrelated third party, if one had been available.

         For a description of conflicts of interest of certain of the officers and directors of the Company, see "THE MERGER - Special Factors - Interests of Certain Persons in the Merger."

Conditions to Consummation of the Merger

         The obligations of the Company and Arrowhead to consummate the Merger are subject to a number of conditions, including approval of the Merger Agreement by the Shareholders at the Special Meeting and compliance by the Company and Arrowhead with certain other conditions contained in the Merger Agreement. In addition, either party may terminate the Merger Agreement at any time, in their discretion. See "THE MERGER - Conditions to Consummation of the Merger" and "- Termination."

Expenses

         The costs and expenses incurred by the Company in connection with the Merger will be paid by the Company. Arrowhead will pay the costs and expenses it incurs. See "THE MERGER - Expenses."

Financing of the Merger

         The total amount of funds required to consummate the Merger and pay the related fees and expenses is expected to be approximately $800,000. On a combined basis, Arrowhead and the Company have cash and cash equivalents in excess of such amount and will have cash and cash equivalents sufficient to fund the aggregate cash consideration for the Common Shares in the Merger and to pay related expenses. See "THE MERGER - Conditions to Consummation of the Merger."

Business of the Company

         The Company, through its wholly-owned subsidiary, Starboard Data Services, Inc. (the "Subsidiary"), located in Oaks, Pennsylvania, provides data processing services primarily to Penco. See "BUSINESS OF THE COMPANY."

Rights of Dissenting Shareholders

         In connection with the consummation of the Merger, each Shareholder will have the right to seek appraisal of his Common Shares, which right may be exercised only if the Common Shareholder (i) files with the Company a written notice of intention to demand "fair value" (as defined under the NYBCL) for his Common Shares before the vote of Shareholders at the Special Meeting; (ii) does not effect any change in the beneficial ownership of his Common Shares from the date of such filing through the Effective Time; (iii) does not vote in favor of the Merger Agreement or submit a proxy executed in blank in connection with the Special Meeting; and (iv) complies with certain other procedures outlined in
Section 623 of the NYBCL, a description of which is provided under "RIGHTS OF DISSENTING SHAREHOLDERS" and the full text of which is attached to this Proxy Statement as Annex C. Failure to comply strictly with the statutory provisions may result in the loss of such appraisal rights.

         Under New York law, it has been previously determined that the board of directors of a New York corporation owes a fiduciary duty to the corporation and its shareholders and must discharge its duty in good faith.

This duty applies in the context of the consummation of the Merger. It has also been held that a majority shareholder and its affiliates owe a duty to purchase minority shares at a fair market value when undertaking to purchase such shares. Under the NYBCL, these duties co-exist with the dissenters' rights of appraisal. See "RIGHTS OF DISSENTING SHAREHOLDERS - Other."


Certain Federal Income Tax Consequences

         The receipt of cash for Common Shares pursuant to the Merger or pursuant to the exercise of dissenters' rights will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction for state, local, foreign and other tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Common Shareholders are urged to consult their own tax advisers.

Market Information

         The Common Shares are traded in the over-the-counter market. The following information with respect to prices of the Common Shares was reported by the National Quotation Bureau, Inc. On February 16, 1996, the last full day of trading prior to the public announcement of the proposed Merger, the average of the high and low bid prices of the Common Shares was $.66 per share. On March __, 1996, the last full trading day for which quotations were available at the time of printing of this Proxy Statement, the average of the high and low bid prices of the Common Shares was $______ per share. The aggregate trading volume during 1995 was only 23,900 Common Shares.

         For historical information on prices for the Shares, see "MARKET PRICES OF THE COMMON SHARES AND RELATED SHAREHOLDER MATTERS."


                                  INTRODUCTION

General

         This Proxy Statement is being furnished to Shareholders in connection with the solicitation by the Board of Directors of the Company of proxies from holders of Common Shares for use at the Special Meeting to be held at the Gramercy Park Hotel conference room, Two Lexington Avenue, New York, New York on April 29, 1996 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. This Proxy Statement, the attached Notice of Special Meeting and the enclosed form of proxy are first being mailed to the Shareholders on or about ________________, 1996.

         The Company's principal executive offices are located at 11 Bala Avenue, Bala Cynwyd, Pennsylvania 19004 and its telephone number is (610) 667-7310.

Matters to be Considered at the Special Meeting

         At the Special Meeting, the Shareholders will consider and vote upon only one proposal, to adopt the Merger Agreement. Pursuant to the Merger Agreement, the Company will be merged with and into Arrowhead and all issued and outstanding Common Shares (other than the 141,419 Common Shares owned of record by Arrowhead which will be cancelled in the Merger and other than the Affiliate Exchange Stock) will be converted into the right to receive $1.32 per share, in cash, without interest. The Affiliate Exchange Stock will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of (x) the number of shares of Affiliate Exchange Stock, and (y) $1.32. A copy of the Merger Agreement is attached to this Proxy

Statement as Annex A. For additional information concerning the terms and conditions of the Merger, see "THE MERGER."

         The Board of Directors unanimously approved the Merger Agreement and has determined that, in its judgment, the Merger is fair, from a financial point of view, to all non-affiliated Shareholders, and in the best interests of the Company, and recommends that Shareholders vote FOR adoption of the Merger Agreement.

         Certain of the officers and directors of the Company have certain interests that present them with actual or potential conflicts of interests in connection with the Merger. See "THE MERGER - Special Factors - Background of the Merger; Purpose of the Merger," and "- Interests of Certain Persons in the Merger."

Voting at the Special Meeting

         The close of business on March 20, 1996 has been fixed as the Record Date for determining the Shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of Shares of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 1,287,412 issued and outstanding Common Shares held by approximately 4,219 holders of record. A quorum for the Special Meeting requires the presence of Shareholders, in person or by proxy, entitled to cast at least a majority of the votes that all Shareholders are entitled to cast with respect to the Merger Agreement. Shareholders may cast one vote per Common Share either in person or by proxy, on each matter to be voted on at the Special Meeting.

         Approval of the Merger Agreement will require the affirmative vote of the holders of two-thirds of all outstanding Common Shares entitled to vote at the Special Meeting, which means that any Shareholder who fails to return a proxy or vote in person at the Special Meeting will be deemed, in effect, to have voted against approval of the Merger Agreement. Abstentions will be counted as being present for purposes of determining the presence or absence of a quorum and will, in effect, constitute a vote cast against approval of the Merger. Brokers who hold Common Shares in street name for customers are not expected to be entitled to vote those Common Shares with respect to the adoption of the Merger Agreement without specific instructions from such customers.

         The Affiliates held approximately 56.9% of the Common Shares issued and outstanding as of the Record Date and have indicated their intention to vote such shares in favor of the approval of the Merger Agreement. See "THE MERGER - Special Factors - Interests of Certain Persons in the Merger."


Proxies

         All Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked before their use, will be voted in accordance with the instructions thereon. If no instructions are given, properly executed proxies will be voted FOR the approval of the Merger Agreement. If any other matters are properly presented at the Special Meeting or any adjournments or postponements thereof, the persons named in the enclosed form of proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Commission Rule 14a-4(c)(1) under the Exchange Act limits the discretionary authority of proxies to matters which the persons making the solicitation do not know, as of a reasonable time before the solicitation, are to be presented at the meeting. The Company does not know of any matter other than the proposal to approve the Merger Agreement that will be presented at the Special Meeting. A Shareholder who has given a proxy may revoke it at any time before it is voted at the Special Meeting by filing with the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, a written revocation bearing a later date than the proxy being revoked, or by submission of a validly executed proxy bearing a later date than the proxy being revoked, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

         The Company will bear the cost of the Special Meeting and the cost of soliciting proxies therefor, including the cost of printing and mailing the proxy material. In addition to the solicitation of proxies by mail, the Company may utilize the services of some of its directors, officers and regular employees (who will receive no compensation therefor in addition to their regular remuneration) to solicit proxies personally or by telephone, telegram or other form of wire or facsimile communication. The Company intends to request brokers and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons. The Company will offer to reimburse such brokers and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

         THE MERGER CONSTITUTES A MATTER OF GREAT IMPORTANCE TO SHAREHOLDERS. UPON ADOPTION OF THE MERGER AGREEMENT AND CONSUMMATION OF THE MERGER, THE SHAREHOLDERS' OWNERSHIP INTERESTS IN THE COMPANY WILL CEASE. IN EXCHANGE FOR THEIR OWNERSHIP INTERESTS, SUCH HOLDERS, OTHER THAN ARROWHEAD AND THE AFFILIATES, WILL RECEIVE A CASH PAYMENT OF $1.32 PER COMMON SHARE UNLESS SUCH PERSONS EXERCISE DISSENTERS' APPRAISAL RIGHTS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.


                                   THE MERGER

General

         The following information with respect to the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A.

         The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. The Merger will be consummated only if the Merger Agreement is approved by the Shareholders at the Special Meeting and if all other conditions to the obligations of the parties thereto to consummate the Merger are satisfied or waived.

         The Merger Agreement provides that, at the Effective Time, the Company will be merged with and into Arrowhead and all Common Shares that are issued and outstanding at the Effective Time (other than the 141,419 Common Shares owned of record by Arrowhead which will be cancelled in the Merger and other than the Affiliate Exchange Stock) will be converted into the right to receive $1.32 per share, in cash, without interest. Upon consummation of the Merger, Shareholders (other than the Affiliates as to the Affiliate Exchange Stock, which will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of (x) the number of shares of Affiliate Exchange Stock, and (y) $1.32) will possess no further interest in, or rights as Shareholders of, the Company, other than their right to receive $1.32 per Common Share or to exercise dissenters' appraisal rights.

Effective Time of the Merger

         The Merger will become effective at such time as a Certificate of Merger is duly filed with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware in accordance with the applicable provisions of law of each such jurisdiction. The required filings are expected to be made promptly following the adoption of the Merger Agreement by the Shareholders at the Special Meeting.

Shareholder Approval

         The Merger Agreement requires that such Shareholder approval as is required under the NYBCL and pursuant to the Company's Certificate of Incorporation and By-Laws be obtained prior to the consummation of the Merger. For a discussion of such requirements, see "INTRODUCTION - Voting at the Special Meeting."

Payment for Common Shares

         After consummation of the Merger, in order to receive the $1.32 per Common Share due as a result of the Merger, Shareholders must surrender their common stock certificates to Arrowhead. No interest will be paid or accrued on the cash payable upon the surrender of such certificates. On a combined basis, Arrowhead and the Company have sufficient cash and cash equivalents to satisfy the monetary obligations under the Merger Agreement and to pay related expenses. No escrow or payment fund will be established in connection with the Merger. Arrowhead will make payments directly to Shareholders as certificates are remitted as described elsewhere herein.

         Detailed instructions with regard to the surrender of certificates, together with a letter of transmittal, will be forwarded to former holders of Common Shares as promptly as practicable following the Closing Date.

         Shareholders should not submit their certificates until they have received such materials. Payment for Common Shares will be made to former Shareholders as promptly as practicable following receipt by Arrowhead of such certificates and other required documents. Until stock certificates and other required documents are received by Arrowhead, each Common Share certificate representing Common Shares will represent solely (i) the right to receive $1.32 per Common Share, in cash or (ii) in the case of Shareholders who have properly perfected dissenters' appraisal rights with respect to their Common Shares, the right to seek payment pursuant to Section 623 of the NYBCL. See "RIGHTS OF DISSENTING SHAREHOLDERS."

Regulatory Matters

         There are no federal or state regulatory approvals or consents that must be obtained in connection with the Merger.

Conditions to Consummation of the Merger

         The respective obligations of the Company and Arrowhead to effect the Merger are subject to the satisfaction or waiver (in some instances), at or prior to the Effective Time, of certain conditions. If such conditions are not satisfied, the Merger Agreement will automatically terminate, unless the condition is specifically waived by either or both of the Company and Arrowhead, if appropriate. The conditions include: (i) the accuracy of all representations and warranties and the performance of all obligations and agreements, and compliance with all covenants and conditions, in all material respects, prior to the Closing Date; (ii) the Merger Agreement shall have been approved and adopted by the requisite vote of the Shareholders under applicable law and the Company's Certificate of Incorporation and By-laws; (iii) there shall be in effect no preliminary or permanent injunction or other order issued which restrains or prohibits the consummation of the Merger; and (iv) no statute, rule, regulation, executive order, decree or order of any kind shall be in effect or enforced which prohibits or restricts the consummation of the Merger.

         In addition to those set forth above, the obligations of the Company to effect the Merger are also conditioned upon the opinion of AML not having been withdrawn by AML prior to the Effective Time.

         In addition to those set forth above, the obligations of Arrowhead to effect the Merger are also subject to the satisfaction or waiver (in some instances), of each of the following conditions: (i) the non-occurrence of (1) any general suspension of trading in or limitation on prices for securities on any national securities exchange or national over-the-counter market, (2) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States, or (3) the commencement of a war declared by or upon the United States; and (ii) the absence of any material adverse change in the business, assets, liabilities, operations, prospects or conditions (financial or otherwise) of the Company.

Termination

         In addition to the foregoing conditions to the consummation of the Merger, the Merger Agreement may be terminated and the Merger may be abandoned by the Company or Arrowhead at any time prior to the Effective Time, whether before or after approval of the Merger by the Shareholders.

Expenses

         All costs and expenses incurred by the Company in connection with the negotiation and execution of the Merger Agreement are to be paid by the Company. Arrowhead will be responsible for its expenses incurred in connection with the negotiation and execution of the Merger Agreement.

Indemnification of Directors and Officers

         Arrowhead has agreed to maintain all rights to indemnification, contribution, reimbursement or advancement of expenses created by the By-laws or Certificate of Incorporation of the Company in favor of the directors, officers and employees of the Company, arising under New York law or contained in any contracts or other instruments with respect to acts or omissions of such persons.

Accounting Treatment of the Merger

         The Merger and related costs will be accounted for as a purchase by Arrowhead. All of the Company's costs in connection with the negotiation and execution of the Merger Agreement shall be expensed by the Company.

                                      * * *

Special Factors

Background of the Merger; Purpose of the Merger

         The Affiliates have owned in excess of one-half of the Company's Common Shares since July 6, 1990. No acquisitions of Common Shares by the Affiliates have occurred since June 7, 1993.

         Based on the majority ownership of Common Shares by the Affiliates, the limited public market for the Common Shares, the time expended and the expense incurred by the Company in preparation of filings with the Securities and Exchange Commission (the "Commission"), the time expended and the expense incurred in other communications with or on account of Shareholders other than the Affiliates, and the fact that, since January 1, 1994, the Company's business has primarily consisted of providing services to Penco, Mr. James Benenson, Jr. and certain of the executive officers of the Affiliates who also serve as executive officers of the Company informally discussed, as early as the Spring of 1995, possible transactions pursuant to which the Company would be acquired by Arrowhead or one of the entities controlled by Arrowhead. At such time, the Board of Directors decided to retain AML to serve as its financial advisor and to render an opinion as to the fairness of any such transaction, from a financial point of view, to the Shareholders. In selecting its financial advisor, the Board of Directors considered, among other things, the advisor's expertise, experience, potential conflicts of interest and cost. The Board of Directors did not interview any other candidate before deciding to retain AML. However, none of the discussions among such persons resulted in an actual proposal or agreement concerning such a transaction and these discussions were terminated in August 1995. Consequently, AML was not called upon to render any fairness opinion at such time.

         On February 14, 1996, Mr. Benenson, on behalf of Arrowhead, for the reasons cited above, proposed to the Company a transaction pursuant to which the Company would be merged with and into Arrowhead and all Common Shares (other than the 141,419 Common Shares owned of record by Arrowhead which will be cancelled in the Merger and other than the Affiliate Exchange Stock which will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of (x) the number of shares of Affiliate Exchange Stock, and (y) $1.32) would be converted into the right to receive $1.32 per share, in cash (the "Proposal"). The price of $1.32 per share represents the highest price Arrowhead would be willing to and able to pay to the Shareholders. Arrowhead did not undertake any internal formal financial analyses in order to determine such price nor did it commission any independent financial analyses. Rather, in determining such price, Arrowhead considered the prevailing market price of such Common Shares and the fact that the public trading market for such Common Shares is not an active one. Based upon these factors, Arrowhead determined the price to be offered in the Merger. See "- The Affiliates' Belief as to Fairness." Arrowhead and the Company estimate that the direct dollar cost of the Company's compliance with the Securities Exchange Act of 1934 and filings related thereto (i.e., filing fees, accountant fees, legal fees and printing costs), as well as the cost of Shareholder related communications, is approximately $43,500 per year. In addition, a large amount of unallocated management time and effort is expended on such tasks. It is the view of Arrowhead and the Company that such costs are much higher than the direct dollar costs of these matters and that all such costs can be eliminated as a result of the Merger.

         In view of its prior engagement of AML to render a fairness opinion in connection with any proposed transaction with Arrowhead, the Board of Directors did not consider it necessary to retain separate legal counsel on behalf of the non-affiliated Shareholders for the purpose of negotiating the terms of the Merger Agreement. In addition, since all of the members of the Board of Directors of the Company are affiliated with Arrowhead, it was not possible to establish an independent committee to review the terms of the Merger.

         During the period following delivery of the Proposal to the Board of Directors, the Board of Directors met and had discussions with representatives of AML to discuss in detail the nature and scope of the evaluation of the Proposal. Also during the same time period, AML visited the Company's facilities and conducted interviews with the Company's managers concerning the Company and its operations. In addition, AML reviewed documents, financial statements, various internal financial budgets prepared by Company management in the ordinary course of business as well as reports and other materials provided by the Company. AML performed such additional independent investigations and examinations as it deemed appropriate.

         On February 20, 1996, AML met with the Board of Directors to discuss the Proposal and to present the conclusions of its analyses. At this time, AML presented its analyses and reviewed with the Board of Directors the scope of its examination, the nature of its assumptions, the conclusions of its valuation analyses and the methodologies which it utilized in researching such conclusions. In the course of such presentation, AML stated that, in its opinion, the Merger would be fair to the non-affiliated Shareholders from a financial point of view. During the presentation, the Board of Directors discussed with AML its examination, methodologies and conclusions. See "- Fairness Opinion." The Board of Directors of the Company did not consider the possibility of specifically adopting the fairness opinion of AML; but, based principally upon the opinion of AML and the presentation made to it by AML, the members of the Board of Directors present at the meeting unanimously approved the Merger Agreement. The Merger Agreement was executed by the parties on February 20, 1996 and a public announcement concerning the Merger Agreement was released later that day.

         The Company has entered into the Merger Agreement because the Board of Directors concluded that the Merger (i) was in the best interests of the Company because it would permit the Company to avoid the time and expense incurred in preparing periodic reports and other filings with the Commission and the time and expense incurred in other communications with the Shareholders, and (ii) based in part on AML's fairness opinion and the Board of Directors' own further review of relevant matters, was fair to all Shareholders. For a discussion of the analysis conducted by the Board of Directors and AML with respect to the Merger, see "- Fairness of the Merger; Recommendation of the Board of Directors" and "- Fairness Opinion."

Fairness of the Merger; Recommendation of the Board of Directors

         On February 20, 1996, after considering the presentation made to it by AML, the Board of Directors unanimously concluded that the Merger is fair, both procedurally and substantively, to all non-affiliated Shareholders and approved the Company's execution and delivery of the Merger Agreement.

         In arriving at its conclusion, the Board of Directors considered the presentation made by, and fairness opinion of, AML. The conclusions of the Board of Directors represent their overall view of the Merger, taking into account all factors impacting on the question of whether the Merger is fair to the Shareholders. Set forth below and elsewhere herein are discussions of the individual elements of the analysis undertaken. While each of these elements are set forth individually for the convenience of the Shareholders, it is the view of the Board of Directors that these elements must be viewed collectively in order to gain an understanding of the analysis which was undertaken in determining to enter into the Merger Agreement. In particular, from a substantive standpoint, the Board of Directors focused on the fact that the minimum price per share which the Merger provides to the Shareholders is in excess of prevailing market prices for the Common Shares. This factor was of special import because of the fact that the public trading market for the Common Shares is not an active one. In addition, the Board of Directors focused on the results of AML's fairness analysis which showed the $1.32 per share to be paid in the Merger to approximate or exceed the values calculated by AML in the course of each of its three methods of analysis.

         The Board of Director's also considered certain adverse factors relating to the Merger, including: the fact that the Merger will deprive Shareholders, other than the Affiliates, of the opportunity to participate in future increases, if any, in the value of Arrowhead once the Company has been merged into it; the existence of certain conflicts of interest between the Company, the Affiliates and the directors and officers of the Company; and the fact that the Affiliates will have certain rights not accorded to other Shareholders in the Merger. The Board, in reaching its conclusion as to the fairness of the Merger, determined that such adverse factors did not materially impact on the fairness of the Merger.

         For instance, it is the view of the Board that the loss of potential benefit from future increases, if any, in the value of the Common Shares is outweighed or at least counterbalanced by the fact that the Shareholders who receive cash in the context of the Merger will no longer have to bear the risk of any future decline in the value of the Common Shares. Based in part on the fact that the Common Shares seldom trade, it would be extremely difficult for a Shareholder to limit such a risk by freely selling Common Shares in the open market at a time of his choosing.

         The Board of Directors also concluded that the procedures to be employed in effecting the Merger are fair to all Shareholders. In reaching this decision, the Board of Directors was aware of the fact that the Merger Agreement did not require approval of a majority of the non-affiliated Shareholders and that the interests of such Shareholders were not represented by a Special Committee of independent directors. However, the Board of Directors believed that these factors were outweighed by the availability to the Shareholders of dissenters' appraisal rights.

         In connection with the recommendation of the Board of Directors that Shareholders approve the Merger Agreement, Shareholders should consider the fact that the interests of the Affiliates in voting for adoption of the Merger Agreement are not the same as those of the other Shareholders. See "- Interests of Certain Persons in the Merger."

Fairness Opinion

         On February 20, 1996, AML reported orally to the Board of Directors that, in its opinion, the Merger is fair to all non-affiliated Shareholders from a financial point of view and discussed the elements of its valuation analyses utilized in reaching its conclusion as to the fairness of the Merger. A copy of the written opinion of AML, addressed to the Board of Directors, dated February 20, 1996, confirming this oral opinion, as well as a copy of its valuation analyses, is set forth as Annex B to this Proxy Statement. Shareholders are urged to read such opinion, including a description of certain of the information reviewed and assumptions made by AML in arriving at its opinion, and the valuation analyses.

         In rendering its opinion, AML was not instructed to and did not make or seek to obtain independent appraisals of the Company's assets in connection with its analyses of the Company. In addition, AML was not requested to and did not solicit third parties who might be interested in acquiring all or any part of the Company. Except as noted above, no limitations were imposed by the Board of Directors upon AML with respect to the investigation made or the procedures followed by AML in rendering its opinion. The Company and its management cooperated fully with AML in connection with its investigation.

         In delivering its opinion and making its presentations to the Board of Directors, AML utilized certain financial comparative analyses (contained in the valuation analyses attached as part of Annex B), and such other factors as it deemed relevant, as more fully explained below.

         Methodologies. There are a variety of analyses that are customarily undertaken by investment bankers in forming an opinion as to the fairness of a transaction such as that described in the Proposal, including market price analysis, analysis of comparable companies, discounted cash flow analysis, liquidation analysis and acquisition analysis. However, given the fact that the Company (i) has derived 100% of its revenues from one customer, Penco, since January 1994, (ii) has no other significant operations and (iii) does not project operating profits in fiscal 1996, AML believed that there are only three relevant analyses to be undertaken in forming an opinion as to the fairness of the Proposal: a market price analysis, liquidation analysis and acquisition analysis. The analyses and conclusions reached by AML are described more fully below.

         Market Price Analysis. AML reviewed trading in the Common Shares on the OTC Bulletin Board which occurred between January 1, 1995 and December 31, 1995. During such period, the range of bid prices at which market makers in the Common Shares offered to purchase such shares was $.625 to $.9375 per Common Share. The aggregate trading volume during such period was only 23,900 Common Shares. AML concluded that the market for the Common Shares was extremely thin, that the Common Shares were very illiquid, and that the maximum any Shareholder could have received for Common Shares in the market during such period was the highest bid price, $.9375 per Common Share, and only in minimal quantities. Such amount is substantially below the value of the consideration per Common Share to be paid in the context of the Merger. During the period from January 1, 1996 through [March 1, 1996], the highest bid price for the Common Shares was [$.6875] per Common Share.

         Liquidation Analysis. AML prepared a liquidation analysis to determine what values would be generated for Shareholders if the Company were to liquidate its assets and pay its creditors from such proceeds. For analytic purposes, AML assumed that (i) cash and accounts receivable could be liquidated at 100% of their book value, $1,978,008 and $53,000, respectively, as of September 30, 1995; (ii) security deposits and prepaid rent could be used to offset any monies due from the Company upon default of the Company's leases (because such liquidation would constitute a default under the various leases), and, therefore, could be liquidated at 100% of their aggregate book value, $6,963;
(iii) the Company's other current assets, consisting of prepaid postage and advances to employees, could be utilized and/or used to offset liquidation expenses, as applicable, and, therefore, were valued at 100% of their book value, $1,275; (iv) the Company's leasehold improvements, which are not detachable and would have to be abandoned in the event of a liquidation of the Company, have no liquidation value; (v) the Company's customized software system has no liquidation value, since management of the Company stated that they had been attempting unsuccessfully to sell it for over a year; and (vi) based upon an independent appraisal previously obtained by the Company, the Company's computer equipment and ten year old telephone system have an aggregate liquidation value of $40,000, or 28% of book value. The appraisal was deemed by AML to be consistent with the weak demand for equipment of that type. Other than the appraisal of the Company's computer equipment and telephone system, no appraisals were available to, or sought by, AML.

         After subtracting the Company's liabilities and an allowance of approximately $297,600 for administrative costs of liquidation, AML's analysis indicated that the liquidation value of the Company is approximately $1,701,006, or $1.32 per Common Share, a value approximating the consideration per Common Share to be paid in the context of the Merger.

         Acquisition Analysis. AML calculated the reasonable price which a third party investor could be expected to pay to acquire the Company as a going concern by adjusting the book values of the Company's assets and liabilities. AML did not believe that a valuation of the Company based on multiples of earnings, revenues or book value was appropriate given the fact that (i) the Company's only customer is Penco, (ii) the Company did not have operating profits in fiscal 1995, and (iii) the Company does not expect to generate operating profits in the near future. Consequently, to arrive at the adjusted book value, AML reduced the Company's book value of approximately $2,099,720 as of September 30, 1995, to reflect the appraisal value of the Company's computer equipment and telephone system as discussed above (a reduction of $104,482) and the market value of the Company's leasehold improvements. This resulted in an adjusted book value of the Company of approximately $1,978,599.

         AML went on to conclude that, since the Affiliates control the Company and have no present intention of selling their interest in the foreseeable future, any prospective purchaser of Common Shares would necessarily be in a minority shareholder position. Accordingly, AML applied a 25% discount to the adjusted book value of the

Company set forth above to reflect the minority position and the illiquidity of the Common Shares. This resulted in a value of approximately $1,483,949, or $1.15 per Common Share, a value below the value of the consideration per Common Share to be paid in the context of the Merger. AML believes that the 25% minority and illiquidity discount yields an aggressive valuation for the Common Shares not owned by the Affiliates since an even greater discount is arguably more appropriate.

         AML's Opinion. In AML's opinion, its liquidation analysis, which generated a value of approximately $1,701,006, or $1.32 per Common Share, represents the most theoretically correct method of calculating the value of the Common Shares. The other valuation analyses conducted by AML generated values which were lower than the $1.32 per Common Share to be paid in the Merger and therefore confirm the fairness, from a financial point of view, of the Proposal.

         Based on the foregoing analyses, AML concluded that the Merger was fair to the non-affiliated Shareholders from a financial point of view.

         AML is a well regarded investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements and for various other purposes.

         Except for the opinion and related report of AML, the Company has not received any other written financial reports, opinions or appraisals from any unaffiliated party that are related in any way to the Merger.

         The foregoing summary does not purport to be a complete description of AML's written analyses, the full text of which are attached hereto as part of Annex B.

         For its services to the Board of Directors, AML has received a fee of $6,000. Such fee was not contingent upon the conclusions reached by AML in its opinion. In addition, AML will be reimbursed for its expenses incurred in connection with its services performed. The Company has agreed to indemnify AML against any losses, claims, damages and liabilities (including certain liabilities under federal securities laws) in connection with the services rendered by AML to the Company.

The Affiliates' Belief as to Fairness

         Arrowhead and its Affiliates believe that the substantive terms of the Merger and the procedures to be employed in effecting the Merger are fair to all Shareholders. The $1.32 price per Common Share to be paid in the Merger represents the highest price Arrowhead would be willing and able to pay to non-affiliated Shareholders.

         In determining whether such price was fair to non-affiliated Shareholders, Arrowhead considered the prevailing market price of the Company's Common Shares and the fact that the public trading market for the Company's Common Shares is not an active one. Based upon these factors, Arrowhead and its Affiliates believe that the terms of the Merger are fair to the Company's non-affiliated Shareholders. Arrowhead did not undertake any internal formal financial analyses other than as discussed above in order to determine such price, nor did it commission any independent financial analyses to reach such conclusion.

         After reviewing the opinion of AML, Arrowhead and its Affiliates believe that the AML opinion supports their initial determination of fairness.

Interests of Certain Persons in the Merger

         In considering the recommendation of the Board of Directors with respect to the Merger, Shareholders should be aware that certain members of the Company's management and Board of Directors have certain interests that present them with conflicts of interest in connection with the Merger.

         Equity Ownership of Affiliates. James Benenson, Jr., the Chairman of the Board of the Company, is also the Chairman of the Board and President of Arrowhead and Vesper and beneficially owns all of the issued and outstanding voting stock of Arrowhead. Arrowhead beneficially owns approximately 99.8% of the issued and outstanding common stock of Vesper and approximately 68.2% of the preferred stock of Vesper.

         As of the Record Date, James Benenson, Jr. beneficially owned, either directly or indirectly through his ownership and control of Arrowhead and Vesper, approximately 56.9% of the issued and outstanding Common Shares. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Upon consummation of the Merger, the Company will be merged with and into Arrowhead and, by virtue of the ownership structure discussed in the preceding paragraph, Mr. Benenson will control approximately 99.9% of the resulting entity.

         Indemnification. Under the Merger Agreement, Arrowhead is required to indemnify the directors, officers and employees of the Company with respect to acts or omissions occurring at or prior to the Effective Time. See "THE MERGER -- Indemnification of Directors and Officers."

         Treatment of Affiliate Stock. Of the 732,169 shares of Affiliate Stock, 141,419 Common Shares owned of record by Arrowhead will be cancelled in the Merger and the remaining 590,750 shares of Affiliate Stock will be exchanged for shares of Arrowhead common stock having an aggregate dollar value equal to the product of (x) the number of shares of Affiliate Exchange Stock, and (y) $1.32. As a result of the foregoing and the ownership structure discussed above, upon consummation of the Merger, Mr. Benenson, either directly or indirectly through his ownership and control of Arrowhead, will control approximately 99.9% of the resulting entity.

         Other. Since January 1, 1994, the Company's business has primarily consisted of providing data processing services to Penco.

         As previously stated, Mr. Benenson is also Chairman of the Board and President of Arrowhead and Vesper. In addition, Clifford J. Demarest is President, Chief Executive Officer and a director of the Company; President, Chief Executive Officer and a director of Starboard; and President, Industrial Products, of Vesper. Gerald J. Carroll is Vice President, Secretary and a director of the Company; Secretary and a director of Starboard; Vice President and Secretary of Arrowhead; Vice President, Secretary and a director of Vesper; and Vice President and Secretary of Penco. Michael Boniello is Treasurer of the Company and is Vice President - Finance, Controller and a director of Penco.

         Upon consummation of the Merger, the non-affiliated Shareholders will be entitled to receive payment, in cash, of $1.32 per Common Share or to exercise dissenters' appraisal rights under Section 623 of the NYBCL. The non-affiliated Shareholders, as of the Effective Time, will have no continuing ownership interest in the Company, either directly or indirectly through Arrowhead, and will no longer participate in any earnings and/or growth of the Company. Similarly, such Shareholders will no longer face a risk of a decline in value of their Common Shares.

         The receipt of cash for Common Shares pursuant to either the Merger or the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes and might also be a taxable transaction for state, local, foreign and other tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                                      * * *

Plans for the Company After the Merger

         Following the Merger, the separate corporate existence of the Company will cease and the business and operations of the Company will be conducted by Arrowhead substantially as they are presently conducted. See "Certain Effects of the Merger."

         Arrowhead has no present plans or proposals that relate to or would result in the relocation of any operations of the Company or the sale or transfer of a material amount of assets.


                             FINANCING OF THE MERGER

         The estimated total amount of funds required to consummate the Merger and pay the related fees and expenses is expected to be approximately $800,000. These funds are expected to be paid out of available funds of Arrowhead and the Company.

         The fees and expenses paid and estimated to be paid by the Company in connection with the Merger are estimated to be as follows:

    Investment Banking/Fairness Opinion...........................    $ 6,000
    Legal.........................................................    $25,000
    Printing and Distribution.....................................     $5,000
    SEC Filing Fees...............................................       $300
    Miscellaneous.................................................     $5,000
                                                                    ---------
       TOTAL......................................................    $41,300


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, Shareholders other than the Affiliates (and other than Shareholders who, under Section 318 of the Internal Revenue Code of 1986 as amended (the "Code"), would be treated as constructively owning any Common Shares owned by any Affiliate) will recognize gain or loss on the exchange of their Common Shares for cash pursuant to either the Merger or the exercise of dissenting Shareholders' rights. Gain or loss will be measured by the difference between the amount of cash that the Shareholder receives and the Shareholder's basis in the Common Shares and will be capital gain or loss if the Shareholder held the Common Shares as a capital asset. Capital gain or loss will be long-term if the Shareholder's holding period for the Common Shares is more than one year and otherwise will be short term. Affiliates who receive shares of Arrowhead common stock in exchange for their Shares will not recognize gain or loss on the exchange.

         The foregoing discussion does not purport to be a complete listing of all of the tax considerations that might be applicable to a non-affiliated Shareholder. For example, it does not deal with (i) Shareholders who are neither citizens nor residents of the United States, (ii) the numerous categories of Shareholders that are subject to special treatment under federal income tax laws or (iii) state, local or foreign taxes or federal taxes other than income taxes.

         The above discussion of the federal income tax consequences of the Merger to non-affiliated Shareholders is included for general information purposes only. Shareholders are urged to consult their own tax adviser as to the particular tax consequences of the Merger to them, including the effect and applicability of federal, state, local and foreign income and other tax laws.

         It is anticipated that neither the Company nor Arrowhead will recognize gain or loss for federal income tax purposes as a result of the Merger.



                        RIGHTS OF DISSENTING SHAREHOLDERS

         Section 623 of the NYBCL, a copy of which is attached to this Proxy Statement as Annex C, entitles any non-affiliated Shareholder who objects to the terms of the Merger, in lieu of receiving $1.32 in cash per Common Share, to demand in writing that he be paid the "fair value" of his Common Shares. "Fair value" is defined by the NYBCL as the fair value of the Common Shares immediately before the Effective Time taking into account all relevant factors but excluding any appreciation or depreciation in anticipation of the Merger. The fair value is determined as described below.

         Any Shareholder contemplating making demand for appraisal is urged to review carefully the provisions of Section 623, particularly the procedural steps required to perfect his appraisal rights thereunder. Appraisal rights will be lost if the procedural requirements of Section 623 are not fully and precisely satisfied. The following summary does not purport to be a complete statement of the provisions of Section 623 of the NYBCL and is qualified in its entirety by reference to Annex C.

         Filing Notice of Intention to Demand Fair Value

         Before the Shareholders' vote is taken on the Merger, the dissenting Common Shareholder must deliver to the Company a written objection to such action which shall include a notice of his election to dissent, his name and residence address, the number of Common Shares as to which he dissents and a demand that he be paid the fair value of his Common Shares if the Merger is effected. Such written notice may be sent to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Neither the return of a proxy by the dissenting Common Shareholder with instructions to vote the Common Shares represented thereby against the Merger, nor a vote against the Merger, is sufficient to satisfy the requirement of delivering a written notice to the Company. In addition, the Common Shareholder must not effect any change in the beneficial ownership of his Common Shares from the date of filing the notice with the Company through the Effective Time and Common Shares for which payment of fair value is sought must not be voted in favor of the Merger. The submission of a signed blank proxy will serve to waive appraisal rights if not revoked, but a failure to vote will not waive such rights, provided that the required written notice described above is timely given. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for adoption of the Merger will also preserve dissenters' rights under the NYBCL, provided that the required written notice described above is timely given. See "INTRODUCTION -- Proxies." Failure by a dissenting Common Shareholder to comply with any of the foregoing shall forfeit any right to payment of fair value for his Common Shares.

         Record and Beneficial Owners

         A record holder of Common Shares may assert dissenters' rights as to fewer than all of the Common Shares registered in his name only if he dissents with respect to all the Common Shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. A beneficial owner of Common Shares who is not the record holder may assert dissenters' rights with respect to Common Shares held on his behalf if he submits to the Company the written consent of the record holder not later than the time of assertion of dissenters' rights. A beneficial owner may not dissent with respect to less than all of the Common Shares owned by him, whether or not such Common Shares are registered in his name.

         Submission of Certificates

         At the time of filing the notice of election to dissent or within one
(1) month thereafter, a holder of Common Shares represented by certificates shall submit the certificates representing such Common Shares to the Company which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to such holder or other person who submitted them on his behalf. Any holder of Common Shares represented by certificates who fails to submit his certificates for such notation shall, at the option of the Company, exercised by written notice to the holder within forty-five (45) days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct.

         Notice to Shareholders

         If the Merger is approved at the Special Meeting, the Company shall send written notice of such approval by registered mail to each holder of Common Shares who filed written notice of his intention to dissent. Such notice shall be sent by the Company within ten (10) days after the Special Meeting.

         Offer of Fair Value

         Within fifteen (15) days after the Merger is consummated, or within ninety (90) days from the date of the Special Meeting, whichever is earlier, Arrowhead shall make a written offer by registered mail to each holder of Common Shares who has filed a written notice of his election to dissent to pay for such holder's Common Shares at a specified price which Arrowhead considers to be the fair value of such shares. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which dissenter's rights have been sought and the aggregate number of holders of such Common Shares. If the Merger has been consummated, such offer shall also be accompanied by (i) advance payment to each such dissenting Shareholder who has submitted the certificates representing his Common Shares to the Company as provided above of an amount equal to eighty (80%) percent of the price offered by Arrowhead as the fair value of such Common Shares, or (ii) as to each holder who has not yet submitted his certificates as provided above, a statement that advanced payment to him of an amount equal to eighty (80%) percent of the price offered by Arrowhead will be made by Arrowhead promptly upon submission of such certificates. If the Merger has not yet been consummated at the time of the making of such offer, such advance payment or statement as to advance payment shall be sent to each dissenting Shareholder entitled thereto upon consummation of the Merger. Every advance payment or statement as to advance payment shall include advice to the dissenting Shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If within thirty (30) days after the making of such offer, Arrowhead and any dissenting Shareholder agree upon the price to be paid for such Common Shares, payment therefore shall be made within sixty (60) days after the making of such offer or the consummation of the Merger, whichever is later, upon the surrender of the certificates for any such Common Shares represented by such certificates.

         Valuation Proceedings

         If within thirty (30) days after the dissemination of the offer referred to above by Arrowhead to dissenting Shareholders, Arrowhead and all such dissenting Shareholders have failed to agree upon the price to be paid for their Common Shares, Arrowhead shall within twenty (20) days after the expiration of such thirty (30) day period, institute a special proceeding in the Supreme Court for the State of New York (the "Court") to determine the rights of dissenting Shareholders and to fix the fair value of their Common Shares. If Arrowhead fails to institute such a proceeding within such twenty (20) day period, any dissenting Shareholder may institute such proceeding for the same purpose not later than thirty (30) days after the expiration of such twenty (20) day period. If such proceeding is not instituted by a dissenting Shareholder within such thirty (30) day period, all dissenters' rights shall be lost unless the Court, for good cause shown, shall otherwise direct. All dissenting Shareholders, except for those who have already agreed with Arrowhead upon the price to be paid for their Common Shares, shall be made parties to any such proceedings. In fixing the fair value of the Common Shares, the Court shall consider the nature of the Merger and its effects on the Company and its Shareholders, the concepts and methods then customary and relevant in securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. Upon the Court's determination of the fair value of the Common Shares, each dissenting Shareholder shall be entitled to recover the amount by which the fair value of his Common Shares is found to exceed the amount previously remitted to each such holder by Arrowhead. Such dissenter shall also be entitled to interest on such amount from the Effective Time until the date of payment as is found equitable under the circumstances, taking into account all relevant factors.

         Costs and Expenses of Valuation Proceedings

         Each party to any such valuation proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the Court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by Arrowhead against any or all of the dissenting Shareholders who are parties to the proceeding, including any who have withdrawn their notices of election, if the Court finds that the refusal to accept Arrowhead's offer was arbitrary, vexatious or otherwise not in good faith. The Court may also, in its discretion, apportion or assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting Shareholders who are parties to the proceeding against Arrowhead if the Court finds any of the following: (i) that the fair value of the Common Shares as determined materially exceeds the amount which Arrowhead offered to pay; (ii) that no offer or required advance payment was made by Arrowhead; (iii) that Arrowhead failed to institute the valuation proceeding within the period specified therefor; or (iv) that the action of Arrowhead in complying with its obligations was arbitrary, vexatious or otherwise not in good faith.

         Other

         Courts have held that a New York corporation's board of directors stands in a fiduciary relationship to the corporation and its shareholders and must discharge its duties in good faith and with the diligence, care and skill which ordinarily prudent persons would exercise in similar circumstances. In addition, courts have held that the majority shareholder of a New York corporation stands in a fiduciary relationship toward the minority shareholders and that when the majority shareholder purchases shares held by the minority, the majority shareholder is required by this duty to purchase the shares at a fair market value. Section 623 of the NYBCL provides in substance that the enforcement by a shareholder of his right to receive payment for his shares in the manner provided in Section 623 shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except that such section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain equitable relief on the ground that such corporate action will be or is unlawful or fraudulent as to him. Thus, in addition to the statutory proceeding for appraisal of the value of a dissenting shareholder's shares pursuant to
Section 623, a shareholder may also seek equitable relief based on an allegation of fraud and/or breach of a fiduciary duty. However, in the absence of any primary request for equitable relief, a shareholder's sole remedy is the statutory proceeding for appraisal provided for in Section 623.

         Under certain circumstances, it is possible that Common Shareholders who vote in favor of the Merger may, as a result of so voting, be estopped from challenging the Merger on grounds of fairness at a later time.

       MARKET PRICES OF THE COMMON SHARES AND RELATED SHAREHOLDER MATTERS

         The Common Shares are traded in the over-the-counter market and are quoted by the National Quotation Bureau, Inc. under the symbol "BOLN." On February 16, 1996, the last day of trading prior to the public announcement of the Merger, the average of the high and low bid prices of the Common Shares was $.66 per Common Share. On March __, 1996, the last full day on which the Common Shares traded for which quotations were available at the time of printing of this Proxy Statement, the average of the high and low bid prices was $_____ per Common Share.

         The following tables set forth the high and low bid quotations for the Common Shares in each fiscal year (or if not quoted during such period, the day closest thereto when quoted) during the last three fiscal years and during the first two quarters of the Company's 1996 fiscal year. The quotations for the Common Shares are as reported by the National Quotation Bureau, Inc.


Fiscal 1993
-----------
                                                       Bid Prices
                                           ----------------------------------
     Quarters Ended                        High Bid                   Low Bid
     --------------                        --------                   -------

     December 31, 1992                      $1.125                    $1.000

     March 31, 1993                          1.125                     1.000

     June 30, 1993                           1.375                     1.125

     September 30, 1993                      1.250                     1.000


Fiscal 1994
-----------

     Quarters Ended
     --------------

     December 31, 1993                      $1.000                    $0.250

     March 31, 1994                          0.500                     0.250

     June 30, 1994                           0.625                     0.250

     September 30, 1994                      0.625                     0.500


Fiscal 1995
-----------

     Quarters Ended
     --------------

     December 31, 1994                      $0.625                    $0.500

     March 31, 1995                          0.625                     0.500

     June 30, 1995                           0.6875                    0.500

     September 30, 1995                      0.6875                    0.500

Fiscal 1996
-----------

     Quarters Ended                                      Bid Prices
     --------------                           -------------------------------
                                              High Bid                Low Bid
                                              --------                ------

     December 31, 1995                        $0.6875                 $0.625

     January 1 - March ___, 1996              $0.6875                 $0.625



        As of the Record Date, there were approximately 4,219 holders of record of the Common Shares.

        No dividends have been paid on the Common Shares in, at least, the last 15 years.


                             BUSINESS OF THE COMPANY


        Through the end of the 1993 calendar year, the Company, through its wholly-owned subsidiary, Starboard Data Services, Inc., located in Oaks, Pennsylvania, provided data processing services to the direct marketing industry and timesharing and consulting services to manufacturing companies. However, having lost the business of its major unaffiliated customer in January, 1994, the Company's business since such time has primarily consisted of providing data processing services to Penco. Such services generate monthly revenue of approximately $50,000 (approximately $600,000 annually).

        No patents, trademarks, franchise rights or concessions are material to the business of the Company, nor does the Company use any appreciable raw materials in the conduct of its business. The Company's business is not affected by federal, state or local environmental regulations; therefore, such regulations have no effect upon capital expenditures, earnings or competitive position.

        The Company and its subsidiary had nine employees on December 31, 1995.

        The Company's business is conducted from leased offices. The principal executive office is located in approximately 1,200 square feet of leased office space at 11 Bala Avenue, Bala Cynwyd, Pennsylvania 19004, (610) 667-7310.


    SELECTED FINANCIAL INFORMATION AND CERTAIN PER SHARE DATA OF THE COMPANY

        The following selected financial information, in part derived from the audited financial statements of the Company, presents a summary of operations and financial data of the Company and its subsidiaries for the five fiscal year periods ended September 30, 1995, 1994, 1993, 1992 and 1991, and for the three month periods ended December 31, 1995 and 1994. The selected financial data should be read in conjunction with the financial information and accompanying notes attached as Annex D hereto.

        No pro forma financial information is included in this Proxy Statement. Due to the nature of the Merger which is proposed, such information is not deemed to be material to a Shareholder's decision hereunder.

                             SELECTED FINANCIAL DATA

                                          Three Month
                                         Period Ended
                                         December 31,                        Fiscal Year Ended September 30,
                                     --------------------       ---------------------------------------------------------------
                                      1995          1994        1995         1994             1993         1992            1991
                                      ----          ----        ----         ----             ----         ----            ----
SUMMARY OF OPERATIONS
---------------------

Operating Revenues                  $150,000     $150,125    $600,000     $  869,830     $ 2,336,803    $ 2,518,955     $ 1,975,501

Income (loss) before extraordinary      (521)       2,809      (5,302)           942         211,400        441,199        (564,519)
items

Extraordinary items (1)               ---           ---         ---            ---           110,000        220,000           ---
                                 -----------     --------   ---------     ----------    ------------    -----------       ---------


Net Income (Loss)                   ($521)        $2,809      ($5,302)    $     942     $    321,400    $   661,199       ($564,519)


PER COMMON SHARE
----------------
DATA:
-----

 Primary

Income (loss) before extraordinary    $0.00        $0.00    $   0.00      $    0.00     $      0.16     $      0.34       ($   0.44)
items

Income (loss) from extraordinary      ---           ---        ---             ---             0.09            0.17             ---
Items                            -----------     --------   ---------     ----------    ------------    -----------       ---------


Net Income (Loss)                     $0.00        $0.00    $    0.00    $     0.00     $      0.25     $      0.51       ($   0.44)

Average number of common          1,287,412    1,287,412    1,287,412     1,287,412       1,287,412       1,287,412       1,287,412
shares outstanding

Common cash dividends                 ---          ---         ---            ---            ---             ---              ---

Book value per share(2)               1.63         1.63          1.63          1.64            1.63            1.38            0.81



FINANCIAL DATA
--------------

Current assets                   $2,118,202                $2,039,246    $1,924,748      $2,211,568      $2,004,458      $1,758,006

Total assets                      2,260,964                 2,200,367     2,165,620       2,473,588       2,096,247       2,075,623

Current liabilities                 161,765                   100,647        60,598         369,508         310,469         976,034

Long-term debt and capitalized        ---                       ---            ---            ---             3,098          55,472
lease obligations

Net working capital                1,956,437                1,938,599     1,864,150       1,842,060       1,693,989         781,972

Shareholders' equity               2,099,199                2,099,720     2,105,022       2,104,080       1,782,680       1,044,117




(1) The extraordinary items in 1992 and 1993 represent the utilization of net operating losses carried forward.

(2) Represents total shareholders' equity as of such dates divided by the total number of Common Shares outstanding as of such dates.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

Analysis of Operations

Three months ended December 31, 1995 compared to three months ended December 31, 1994

        Operating revenues for the three months ended December 31, 1995 were equal to operating revenues for the three months ended December 31, 1994. The Company derives operating revenue solely from the provision of data processing services to Penco.

        Selling and administrative expenses consist of operating expenses of the Company's data processing center and corporate expenses. Operating expenses of the data processing center, which represent approximately 65% of total selling and administrative expenses, increased 8% due to general inflation and higher franchise taxes. Corporate expenses increased slightly.

        Interest increased by 23.3%, mostly a result of higher interest rates.


Fiscal years ended September 30, 1995, 1994 and 1993

        Operating revenues for the fiscal year ended September 30, 1995 decreased 31% compared to revenues during the fiscal year ended September 30, 1994. The entire decrease resulted from a reduction in business with unaffiliated customers. Revenues from Penco were consistent with the previous fiscal year. Operating revenues for the fiscal year ended September 30, 1994 decreased 62.8% compared to revenues for the fiscal year ended September 30, 1993. This was a result of the loss of the Company's largest unaffiliated customer.

        Selling and administrative expenses related to servicing Penco in fiscal 1995 were consistent with the previous year. These same expenses were 14.8% higher in 1994 compared to 1993. This was a result of ongoing fixed expenses, after the decrease in unaffiliated revenue.

        Selling and administrative expenses related to servicing non-affiliated customers decreased to zero in 1995 as a result of generating no unaffiliated revenue. These expenses had decreased 80.3% in 1994 compared to 1993. This was a result of decreases in personnel upon the loss of the Company's major unaffiliated customer.

        Corporate expenses increased 20.9% during the fiscal year ended September 30, 1995 compared to the fiscal year ended September 30, 1994. These same expenses were 18% lower in 1994 compared to 1993. These fluctuations were a result of varying degrees of legal and professional costs during the past three years.

        Interest income was $84,000 in 1995, compared to $49,000 in 1994 and $42,000 in 1993. Interest is generated by cash balances held at various banks. Increases in interest income were a result of higher interest rates.

        The Company adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes," ("SFAS No. 109") beginning October 1, 1993. The significant components of the Company's deferred taxes were Net Operating Losses Carried Forward ($6,579,000) and Investment Tax Credits Carried Forward ($255,000). (See Note 6 to Consolidated Financial Statements of the Company attached hereto as Annex D and incorporated herein by reference.) Since the Company has no present means of utilizing these items, a reserve has been recorded for 100% of their value. Therefore, the adoption of SFAS No. 109 had no effect on the Company's results of operations for the years ended September 30, 1995 and September 30, 1994.

Liquidity and Capital Resources

Three months ended December 31, 1995

        Cash flow for the three months ended December 31, 1995 was positive $79,000. This was primarily a result of an increase in accounts payable.

        The Company's business consists mainly of servicing Penco. Expenditures have been reduced through reduction of personnel and relocating the Company's computer center to a lower cost facility. No major capital expenditures are planned and the Company believes its liquidity is adequate to finance its cash requirements.


Fiscal years ended September 30, 1995, 1994 and 1993

        The Company generated $187,000 in positive cash flow from operating activities in fiscal 1995, compared to negative $14,000 in fiscal 1994 and positive $654,000 in fiscal 1993. Cash was generated through the collection of accounts receivable from unaffiliated customers and through other operating activities of Starboard Data Services, Inc. in fiscal 1995. For the fiscal year ended September 30, 1993, cash was generated from operating income of Starboard Data Services, Inc.

        There were no purchases of capital assets during the fiscal year ended September 30, 1995. Purchases of capital assets during the fiscal year ended September 30, 1994 were a result of relocating the Company's data center at a cost of $48,000. This relocation saved the Company approximately $50,000 per year. During the fiscal year ended September 30, 1993, the Company made a major upgrade to its computer system totalling $200,000.

        Cash used in financing activities was $3,000 in fiscal 1994 and $50,000 in fiscal 1993. These represent payments made on capitalized lease obligations at the data processing subsidiary. These obligations were satisfied in fiscal 1994.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial share ownership of James Benenson, Jr., Arrowhead and Vesper, the only known beneficial holders of in excess of five (5%) percent of the Common Shares. No other director or executive officer of the Company beneficially owns Common Shares. The ownership percentages indicated are calculated in accordance with Rule 13d-3 under the Exchange Act.

Name, Position and Business Address                No. of Common Shares           Percentage of Class
-----------------------------------                --------------------           -------------------
James Benenson, Jr., Chairman of the                732,169 (1)(2)(3)(4)(5)              56.9%
  Board.
11 Bala Avenue
Bala Cynwyd, PA  19004


Arrowhead Holdings Corporation                      369,242 (6)                          28.7%
11 Bala Avenue
Bala Cynwyd, PA   19004


Vesper Corporation                                  227,823                              17.7%
11 Bala Avenue
Bala Cynwyd, PA  19004
==========================================================================================================================


1    Includes 60,000 shares held by the Benenson Pension Trust, of which James Benenson, Jr. is sole trustee.
     Mr. Benenson has sole voting power and sole investment power with respect to all such shares, and, therefore, is deemed to be the beneficial owner of all such shares.

2    Includes 126,001 shares held by James Benenson, Jr. and Sharen Benenson as joint custodians for James
     Benenson, III (63,001 shares) and Clement Chambers Benenson (63,000 shares), which may be deemed to be beneficially owned by Mr. and Mrs. Benenson, and 100 shares held by Sharen Benenson as custodian for
     Clement Chambers Benenson, which may be deemed to be beneficially owned by Mrs. Benenson.

3    Includes 141,419 shares held by Arrowhead.  Mr. Benenson owns beneficially 100% of the voting stock of
     Arrowhead and, therefore, may be deemed to be the beneficial owner of such shares.

4    Includes 227,823 shares held by Vesper Corporation.  Mr. Benenson is Chairman of the Board and President
     of Vesper, owns beneficially 100% of the voting stock of Arrowhead, its parent, and may, therefore, be deemed to be the beneficial owner of such shares.

5    James Benenson, Jr. and Sharen Benenson are husband and wife and, as such, each may be deemed to be the beneficial owner of the Common Shares owned by the other; Mr. and Mrs. Benenson have each disclaimed such beneficial ownership.

     By reason of the foregoing either or both James Benenson, Jr. and Sharen Benenson may be deemed to be a
     "parent" of the Company, as the term is defined in the Regulations under the Securities Exchange Act.  Mr.
     and Mrs. Benenson have each disclaimed beneficial ownership of the Common Shares owned by the other.


     Mr. and Mrs. Benenson together may be deemed to beneficially own, in the aggregate, approximately 56.9%
     of the Common Shares of the Company.  They, therefore, may be deemed to be controlling persons of the
     Company.

6    Includes 227,823 shares owned of record by Vesper.

                   CERTAIN INFORMATION REGARDING THE DIRECTORS
                      AND EXECUTIVE OFFICERS OF THE COMPANY

        Set forth below is certain information concerning the executive officers and the directors of the Company. All of such persons are citizens of the United States.

Name, Business              Positions with the Company, Principal Occupation,
Address & Age               Business Experience and Certain Other Directorships            Director Since
--------------              ---------------------------------------------------            --------------

James Benenson, Jr. (59)    Chairman of the Board of Directors of the Company.                  1974
11 Bala Avenue              Chairman of the Board and President of James Benenson &
Bala Cynwyd, PA   19004     Co., Inc. (investment advisor).  Chairman of the Board and
                            President of Arrowhead.  Chairman of the Board and
                            President of Vesper.

Clifford J. Demarest (63)   President, Chief Executive Officer and a director of the            1989
11 Bala Avenue              Company.  President, Chief Executive Officer and a director
Bala Cynwyd, PA   19004     of Starboard.  President, Industrial Products, of Vesper.

Gerald J. Carroll (61)     Vice President, Secretary and a director of the Company.             1989
1838 Black Rock            Secretary and a director of Starboard.  Vice President and
  Turnpike                 Secretary of Arrowhead.  Vice President, Secretary and a
Fairfield, CT   06432      director of Vesper.  Vice President and Secretary of Penco.

Michael Boniello (40)      Treasurer of the Company. Vice President - Finance,                  N/A
1 Brower Avenue             Controller and a director of Penco.
Oaks, PA   19456




                          COMMON SHAREHOLDER PROPOSALS

        If for any reason the Merger is not consummated, the Annual Meeting of Common Shareholders of the Company is expected to be held in ______________, 1996. Any Common Shareholder who wishes to present a proposal for action at such meeting must comply with the applicable rules and regulations of the Commission then in effect and the Company's By-laws. Furthermore, such proposal must be received by the Secretary for inclusion in the Company's proxy statement and in the form of proxy relating to such meeting, no later than ______________, 1996.

                                  OTHER MATTERS

        The Company knows of no other business that will be presented for action by the Shareholders at the Special Meeting. No other business may be transacted at the Special Meeting unless written notice thereof is first given to Shareholders in the manner prescribed by New York law and the Company's Certificate of Incorporation and By-laws.


PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                   DATED AS OF THE 20TH DAY OF FEBRUARY, 1996

                                 BY AND BETWEEN


                               BOWLINE CORPORATION
                                       AND
                         ARROWHEAD HOLDINGS CORPORATION

                                TABLE OF CONTENTS



                                                                                                      Page

1.       THE MERGER....................................................................................  1
                  1.1      The Merger..................................................................  1
                  1.2      Closing.....................................................................  2
                  1.3      Directors and Officers of the Surviving Corporation.........................  2
                  1.4      Certificate of Incorporation and By-Laws of the Surviving Corporation.......  2

2.       CONSIDERATION.................................................................................  3
                  2.1      Outstanding Bowline Common Stock............................................  3

3.       REPRESENTATIONS AND WARRANTIES OF BOWLINE.....................................................  4
                  3.1      Authority; Execution and Delivery...........................................  4
                  3.2      Consents and Approvals; No Breach...........................................  4
                  3.3      Organization, Standing and Authority........................................  5
                  3.4      Capitalization of Bowline...................................................  5
                  3.5      Options or Other Rights.....................................................  5
                  3.6      Subsidiaries................................................................  5
                  3.7      Financial Statements........................................................  6
                  3.8      No Material Adverse Change..................................................  6
                  3.9      Compliance with Laws........................................................  6
                  3.10     Permits and Licenses........................................................  6
                  3.11     Litigation..................................................................  6
                  3.12     Liens.......................................................................  7
                  3.13     Employee Benefit Plans......................................................  7
                  3.14     Operations of Bowline.......................................................  7
                  3.15     Regulatory Filings..........................................................  8
                  3.16     Liabilities.................................................................  9
                  3.17     No Broker...................................................................  9
                  3.18     Taxes.......................................................................  9
                  3.19     Related Transactions........................................................ 10
                  3.20     Intellectual Property....................................................... 10
                  3.21     Environmental............................................................... 11
                  3.22     Insurance................................................................... 11
                  3.23     Contracts, Leases, Agreements and Other Commitments......................... 11
                  3.24     Labor and Employment........................................................ 11
                  3.25     Statements and Other Documents Not Misleading............................... 12

4.       REPRESENTATIONS AND WARRANTIES OF ARROWHEAD................................................... 12
                  4.1      Authority, Execution and Delivery........................................... 12
                  4.2      Consents and Approvals; No Breach........................................... 12
                  4.3      Organization, Standing and Authority........................................ 12
                  4.4      No Brokers.................................................................. 13
                  4.5      Reorganization.............................................................. 13

5.       COVENANTS AND AGREEMENTS...................................................................... 13
                  5.1      Conduct of Business......................................................... 13
                  5.2      Preservation of Permits and Services........................................ 14
                  5.3      Litigation.................................................................. 14
                  5.4      Continued Effectiveness of Representations and Warranties................... 14
                  5.5      Corporate Examinations and Investigations................................... 14

                                          -i-




                  5.6      Approvals................................................................... 14
                  5.7      Expenses.................................................................... 15
                  5.8      Indemnification of Directors and Officers................................... 15
                  5.9      Further Assurances.......................................................... 15
                  5.10     Notification of Misrepresentations.......................................... 15
                  5.11     Proxy Statement and 13E-3 Transaction Statement............................. 15
                  5.12     Stockholder Approval........................................................ 15
                  5.13     Best Efforts To Achieve Merger.............................................. 16

6.       CONDITIONS PRECEDENT TO MERGER................................................................ 16
                  6.1      Conditions Precedent to Obligations of Bowline and Arrowhead................ 16
                  6.2      Conditions Precedent to Obligations of Arrowhead............................ 16
                  6.3      Conditions Precedent to Obligations of Bowline.............................. 17

7.       TERMINATION AND ABANDONMENT................................................................... 17
                  7.1      Termination................................................................. 17
                  7.2      Effect of Termination....................................................... 18
                  7.3      Extension; Waiver........................................................... 18

8.       MISCELLANEOUS................................................................................. 18
                  8.1      Expenses.................................................................... 18
                  8.2      Representations and Warranties.............................................. 19
                  8.3      Public Announcements........................................................ 19
                  8.4      Notices..................................................................... 19
                  8.5      Entire Agreement............................................................ 20
                  8.6      Binding Effect; Benefit; Assignment......................................... 20
                  8.7      Amendment and Modification.................................................. 20
                  8.8      Further Actions............................................................. 20
                  8.9      Specific Performance........................................................ 20
                  8.10     Headings.................................................................... 21
                  8.11     Counterparts................................................................ 21
                  8.12     Applicable Law.............................................................. 21
                  8.13     Severability................................................................ 21


       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of the 20th day of February, 1996 by and between Bowline Corporation, a New York corporation ("Bowline"), and Arrowhead Holdings Corporation, a Delaware corporation ("Arrowhead").


                              W I T N E S S E T H:


       WHEREAS, the parties hereto desire that Bowline merge with and into Arrowhead upon the terms and subject to the conditions set forth in this Agreement;

       WHEREAS, the Board of Directors of Bowline has approved and adopted this Agreement and the Merger; and

       WHEREAS, the Board of Directors of Arrowhead has approved and adopted this Agreement and the Merger.

       NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


1.     THE MERGER.

       1.1 The Merger. Upon the terms and conditions of this Agreement, at the Effective Date (as hereinafter defined), Bowline shall be merged with and into Arrowhead and the separate existence of Bowline will cease (the "Merger"). Arrowhead shall be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Arrowhead with all its rights, privileges, immunities, power and franchises shall continue unaffected by the Merger. The Surviving Corporation shall thereupon possess all the rights, privileges, powers and franchises of each of Arrowhead and Bowline (collectively the "Constituent Corporations"), and all property, real, personal and mixed, and all debts due on whatever account, and all of the choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations (the "Property") shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed and shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against any Constituent Corporation shall be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding. The execution and delivery of this Agreement by Bowline without more, shall be a grant, assignment and transfer, and shall have the effect of a conveyance, as of the Effective Date of the Merger, of all of the Property of Bowline to the Surviving Corporation.

       1.2 Closing. The closing of the Merger (the "Closing") shall take place as soon as practicable after the last of the conditions set forth in Section 6 is satisfied or waived or at such other time, date or place as the parties may agree, but in any event not later than May 31, 1996, at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, located at 1401 Walnut Street, Philadelphia, Pennsylvania 19102 unless such date is adjourned, in the case of the conditions set forth in Section 6.1(a) by the party having the right to waive compliance of such condition, or, in the case of all other conditions, by all parties having the right to waive compliance of such condition, in order to permit such condition to be satisfied. The date of the Closing is hereinafter referred to as the "Closing Date." On the Closing Date, a certificate of merger shall be executed, delivered and filed by the parties with the Secretary of State of the State of New York and the Secretary of State of the State of Delaware in accordance with the applicable provisions of law of each such jurisdiction and the Merger shall become effective upon such filing or on such later date as may be specified in such certificate of merger (the date of such filing is referred to herein as the "Effective Date").

       1.3 Directors and Officers of the Surviving Corporation. The directors and officers of Arrowhead shall, from and after the Effective Date, continue as the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.


       1.4 Certificate of Incorporation and By-Laws of the Surviving Corporation. The Certificate of Incorporation, as amended as of the Effective Date, and By-Laws, as amended as of the Effective Date, of Arrowhead shall be the Certificate of Incorporation and By-Laws, respectively, of the Surviving Corporation until duly amended in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL").

2.     CONSIDERATION.

       2.1 Outstanding Bowline Common Stock. (a) Subject to the provisions of this Section 2.1, on the Effective Date, by virtue of the Merger and without any action on the part of any of the holders of any capital stock of Bowline, all of the shares of Bowline common stock, $.02 par value per share ("Bowline Common Stock") issued and outstanding immediately prior to the Effective Date, other than (i) the 141,419 shares of Bowline Common Stock owned of record by Arrowhead which shall be cancelled in the Merger; (ii) the Affiliate Exchange Stock (as hereinafter defined) which shall be exchanged for Arrowhead Common Stock (as hereinafter defined); and (iii) shares ("Dissenters' Shares"), if any, held by holders of Bowline Common Stock who perfect dissenters' rights of appraisal in accordance with Section 623 of the New York Business Corporation Law, as amended ("NYBCL"), shall be converted into the right to receive $1.32 per share, in cash, without interest (the "Merger Consideration"). Each of the 732,169 issued and outstanding shares of Bowline Common Stock beneficially owned by Arrowhead and/or its affiliates is hereinafter referred to as the "Affiliate Stock." On the Effective Date, 590,750 shares of the Affiliate Stock (the "Affiliate Exchange Stock") will be exchanged for shares of Arrowhead common stock, $1.00 par value per share ("Arrowhead Common Stock"), having an aggregate dollar value equal to the product of (x) the number of shares of Affiliate Exchange Stock, and (y) the Merger Consideration.

              (b) Fractional shares of Arrowhead Common Stock and certificates or scrip therefor, or other evidence of ownership thereof, may be issued in the Merger to holders of Affiliate Exchange Stock.

              (c) All shares of Bowline Common Stock which are owned as of the Effective Date by Bowline as treasury stock shall be cancelled as of the Effective Date, and no consideration shall be delivered for such shares.

              (d) Each holder of Bowline Common Stock shall deliver to Arrowhead all certificates evidencing shares of Bowline Common Stock in exchange for the Merger Consideration or, in the case of a holder of Affiliate Exchange Stock, the appropriate number of shares of Arrowhead Common Stock. On the Effective Date, holders of Bowline Common Stock shall cease to be, and shall have no rights as, stockholders of Bowline. No interest will be paid or accrued on the cash payable upon the surrender of such certificates between the Effective Date and the rendering of payment following actual surrender of the certificates.

              (e) Any Dissenters' Shares shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenters' Shares pursuant to the applicable provisions of the NYBCL. Notwithstanding anything in this Agreement to the contrary, if any holder of shares of Bowline Common Stock who demands appraisal of such shares of Bowline Common Stock pursuant to the applicable provisions of the NYBCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Date or the occurrence of such event, whichever last occurs, such holder's shares of Bowline Common Stock shall automatically be convertible into and represent only the right to receive cash as provided in Section 2.1(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such shares of Bowline Common Stock in accordance with Section 2.1(d).

3.     REPRESENTATIONS AND WARRANTIES OF BOWLINE

        Bowline hereby represents and warrants to Arrowhead as follows:

       3.1 Authority; Execution and Delivery. Bowline has the legal right, power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument contemplated hereby to which Bowline is a party (the "Bowline Documents"). This Agreement and each Bowline Document has been duly executed and delivered by Bowline and the agreements of Bowline contained herein constitute the legal, valid and binding obligation of Bowline, enforceable against Bowline in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

       3.2 Consents and Approvals; No Breach. Except as has been disclosed to Arrowhead, and subject to the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of two-thirds of all outstanding shares of Bowline Common Stock, the execution and delivery by Bowline of this Agreement and the performance by Bowline of the transactions contemplated hereby do not (i) require any consent, waiver, approval, license, authorization, order, permit or franchise of or from, or the registration, declaration or filing with, any person, (except as already obtained or as will be obtained prior to Closing and except for the filing of the Certificate of Merger as set forth in Section 1.2 hereof), (ii) violate, with or without the giving of notice or the passage of time, any statute, law, ordinance, regulation or rule (collectively, "Laws") applicable to or affecting the properties or assets of Bowline, (iii) violate any provision of the Certificate of Incorporation or Bylaws of Bowline, or (iv) conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets pursuant to, any mortgage, deed of trust, indenture or contract, agreement, instrument or any order, judgment, decree, Law or of any other restriction of any kind or character, to which Bowline is a party or subject or by which any of the properties or assets of Bowline may be bound.

       3.3 Organization, Standing and Authority. Bowline is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted, and is authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by law.

       3.4 Capitalization of Bowline. Bowline is authorized to issue 5,000,000 shares of Bowline Common Stock. As of the date hereof, there are 1,287,412 shares of Bowline Common Stock issued and outstanding. Bowline Common Stock is the only class of capital stock of Bowline that is outstanding. All of the outstanding shares of Bowline Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights.

       3.5 Options or Other Rights. There is no outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from Bowline or any stockholder of Bowline any shares of Bowline Common Stock or any other security of Bowline; there is no outstanding security of any kind convertible into any security of Bowline; and there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Bowline Common Stock or any other security of Bowline.

       3.6 Subsidiaries. (a) Bowline has no direct or indirect Subsidiaries (as defined below), has not made any advances to or investments in, and does not own any securities of or other interests in, any firm, corporation, association, business, organization, enterprise or entity, other than Starboard Data Services, Inc., a Delaware corporation ("Starboard"). A "Subsidiary" of any person shall mean an entity as to which such person, directly or indirectly, owns or has power to vote or to exercise a controlling influence with respect to 50% or more of the securities of such entity the holders of which are entitled to vote for the election of directors of such entity.

              (b) Bowline directly owns all the outstanding capital stock of Starboard. Starboard does not have any outstanding or authorized subscriptions, options, warrants, calls, preemptive or other rights, commitments or any other agreements of any character obligating it to issue any shares of its capital stock of any class or any securities convertible into or evidencing the right to purchase any shares of its capital stock of any class.

              (c) Starboard is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted. Starboard is duly qualified to do business as a foreign corporation in each jurisdiction in which the ownership or lease of property by it or the conduct of its business makes such qualification necessary.

       3.7 Financial Statements. The consolidated balance sheets of Bowline, as of September 30, 1995 (the "Balance Sheet Date") and 1994, and related consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended, delivered to Arrowhead (the "Financial Statements") are in accordance with the books and records of Bowline and fairly present the consolidated financial position, results of operations and cash flows of Bowline and Starboard as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

       3.8 No Material Adverse Change. Since September 30, 1995, there has been no material adverse change, or to the best knowledge of Bowline, any development involving a prospective material adverse change, in the general affairs, management, shareholders' equity, assets, liabilities, properties, business, operations, condition (financial or otherwise) or results of operations of Bowline.

       3.9 Compliance with Laws. (a) To the best knowledge of Bowline, Bowline and Starboard are not in violation of any applicable order, judgment, injunction, award or decree, or any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to its business, and neither Bowline nor Starboard has received written notice that any such violation has been alleged or is being investigated.

              (b) Bowline and Starboard are not in violation of any applicable order, judgment, injunction, award or decree, or any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable and material to its business, and neither Bowline nor Starboard has received written notice that any such violation has been alleged or is being investigated.

       3.10 Permits and Licenses. To the best knowledge of Bowline, Bowline and Starboard have all licenses, permits, orders, approvals, registrations, authorizations and qualifications, and have made all filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies (collectively the "Permits"), that are necessary for the ownership and operation of Bowline's and Starboard's respective businesses as conducted on the date hereof; the Permits are valid, in good standing and in full force and effect and are sufficient for the ownership and conduct of such business; no violations exist or have been recorded in respect to any Permit; and no proceeding is pending or, to the knowledge of Bowline and Starboard threatened, that would suspend, revoke or limit any Permit.


       3.11 Litigation. There are no outstanding material orders, judgments, injunctions, awards or decrees of any governmental or regulatory body, court or arbitrator against or involving Bowline or Starboard, or against or involving any of the directors, officers or employees of Bowline or Starboard. As of the date of this Agreement, there are no material actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the knowledge of Bowline and Starboard threatened, against or involving Bowline or Starboard or any of their respective directors, officers, employees, properties or assets.

       3.12 Liens. Bowline and Starboard have good and marketable title to all of their respective assets reflected in the Financial Statements, in each case free and clear of any lien, claim or other encumbrance, except for (i) liens or other encumbrances disclosed in the Financial Statements or securing Taxes (as defined in Section 3.18), assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or which are being contested in good faith and (ii) minor liens or other encumbrances of a character that do not materially detract from the value or impair the use of the property subject thereto, or impair the operation of Bowline or Starboard or detract materially from their business.

       3.13 Employee Benefit Plans. Except as has been disclosed to Arrowhead, Bowline and Starboard have no "employee benefit plans" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other written informal plan or contract involving direct or indirect compensation under which Bowline or Starboard have any present or future obligation or liability on behalf of its employees or former employees or their dependents or beneficiaries (each, a "Plan").

       3.14 Operations of Bowline. Except as has been disclosed to Arrowhead, since the Balance Sheet Date, neither Bowline nor Starboard has:

              (a) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

              (b) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

              (c) entered into or amended any agreement with any labor union or association representing any employee, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, consultants, agents or other representatives, or commitment or agreement to make or pay the same, other than to persons who are not its officers, directors or shareholders made in the ordinary course of business;

              (d) incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of twenty five thousand dollars ($25,000.00), in each case;

              (e) declared or paid any distribution on or in respect of its Common Stock or declared or made any other distributions of any kind to its stockholders or made any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock;

              (f) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

              (g) made any loan or advance to its stockholders or to any of its directors, officers or employees, consultants, agents or other representatives (other than advances made in the ordinary course of business), or made any other loan or advance, otherwise than in the ordinary course of business;

              (h) entered into any lease (as lessor or lessee) under which it would be obligated to make or would receive payments in any one year of ten thousand dollars ($10,000.00), or more; sold, abandoned or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties other than liens or other encumbrances excepted in Section 3.12; entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject;

              (i) made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

              (j) paid, directly or indirectly, any of its material Liabilities (as defined in Section 3.16 below) before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

              (k) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to its assets, liabilities, properties, business, operations, condition (financial or otherwise) or results of operations; or

              (l) entered into any other contract or other agreement or other transaction that materially increases its liabilities.

       3.15 Regulatory Filings. Bowline and Starboard have filed all material registrations, filings or submissions (including, without limitation, all reports, statements and other documents) required to be filed by it with any governmental or regulatory body. All such registrations, filings and submissions were in compliance with applicable law when filed, and no deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied.

       3.16 Liabilities. Except as has already been disclosed to Arrowhead, as of the Balance Sheet Date, neither Bowline nor Starboard has any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities") that was not fully and adequately reflected or reserved against on the Financial Statements. Bowline and Starboard have no Liabilities, other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statements, and (ii) Liabilities incurred since September 30, 1995 in the ordinary course of business.

       3.17 No Broker. No broker or finder has acted, directly or indirectly, for Bowline nor has Bowline incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

       3.18   Taxes.  Except as has already been disclosed to Arrowhead:

              (a) Bowline has timely filed (and, through and including the Closing Date, will timely file) with the appropriate governmental entities all federal Tax Returns, all state and local income and franchise Tax Returns and all other material Tax Returns required to be filed by or with respect to it, its operations and assets through and including the Closing Date, and as of the time of filing, all such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct in all material respects;

              (b) Bowline has timely paid (and, through and including the Closing Date, will timely pay) all Taxes which are due and payable with respect to it, and its operations and assets through and including the Closing Date, except for Taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been reflected on its Financial Statements;

              (c) Bowline has complied with all applicable laws relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over (and, through and including the Closing Date, will timely withhold and pay over) to the proper governmental entities all amounts for all periods required under all applicable laws to be so withheld and paid over;

              (d) Bowline's Tax Returns have not been the subject of federal, state or local examination or audit by a taxing authority;

              (e) No federal, state, local or foreign Tax audits or other judicial, administrative or arbitral proceedings are presently pending or threatened with regard to any Taxes for which Bowline would be liable. No issue has been raised by the Internal Revenue Service (the "IRS") with respect to any of Bowline's Tax Returns which could result in the assertion of a deficiency for any taxable year of Bowline. Bowline has not taken any reporting position for which it does not have a reasonable basis nor does it anticipate any further tax liability with respect to taxable years that have not yet been closed;

              (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of Bowline's Tax Returns and Bowline has not requested any extension of time within which to file any material Tax Return, which return has not yet been filed;

              (g) Bowline has not requested or agreed to and is not required to make any adjustment which would result in the shifting, for Tax purposes, of income to or deductions from a taxable period which ends after the Closing Date;

              (h) Complete and accurate copies of all Tax Returns relating to taxable periods of Bowline ending after 1988 have been made available to Arrowhead;

       For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, assessments and similar charges of any kind whatsoever owed by Bowline, including, without limitation, any interest, penalties and additions imposed with respect to such amounts and shall include any transferee liability in respect of Taxes, (ii) "Tax Return" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed by Bowline in respect of any Taxes, and (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       3.19 Related Transactions. Except as has already been disclosed to Arrowhead, there are no material contracts, arrangements, understandings, relationships, negotiations or transactions between Bowline and any of its officers, directors and stockholders or to which both Bowline and any of its officer, directors and stockholders are parties.

       3.20 Intellectual Property. Neither Bowline nor Starboard is infringing, or otherwise acting adversely to, any proprietary right of any other person, and no proprietary right of, or product or service sold by, any other persons infringes or conflicts with any proprietary right heretofore or presently used by Bowline and Starboard. No claim has been asserted or, to the knowledge of Bowline and Starboard threatened, by any person with respect to any of the proprietary rights used by Bowline and Starboard and, to the knowledge of Bowline and Starboard, there is no basis for any such claim.

       3.21 Environmental. Neither Bowline nor Starboard has disposed of or arranged for any disposal of any hazardous substances, other than in conformity with applicable laws and regulations and, to the best knowledge of Bowline and Starboard, Bowline and Starboard have not been designated a potentially liable party for remedial action or response costs in connection with any of its facilities, locations, sites or properties under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, the Toxic Control Substance Act, the Clean Water Act, the Clean Air Act or comparable state statutes.

       3.22 Insurance. (a) Neither Bowline nor Starboard maintains any policies of insurance (other than title insurance on real property) now in effect covering the assets, properties and business of Bowline and Starboard, except as have been previously disclosed to Arrowhead.

              (b) Each of such insurance policies is in full force and effect, neither Bowline nor Starboard is in default under any such policy, and no insurer under any of said policies has given notice of cancellation or non-renewal thereunder.

       3.23 Contracts, Leases, Agreements and Other Commitments. Except as has been previously disclosed to Arrowhead, neither Bowline nor Starboard is a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendering of services (collectively, the "Contracts"), except for agreements involving a maximum possible liability or obligation on the part of Bowline or Starboard, as applicable, of less than twenty five thousand dollars ($25,000) each and less than one hundred thousand dollars ($100,000) in the aggregate.

              All of such Contracts to which Bowline and Starboard are party, are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. All other parties to all of the Contracts have performed all material obligations required to be performed to date under such Contracts and neither Bowline, Starboard nor any such other party is in material default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default thereunder. The consummation of this Agreement will not result in an impairment or termination of any of Bowline's or Starboard's rights under any Contracts.

       3.24 Labor and Employment. Except as has previously been disclosed to Arrowhead, neither Bowline nor Starboard is a party to any collective bargaining agreement or employment agreement or any pending or threatened labor dispute.

       3.25 Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits hereto, nor any other financial statement, information, document or other instrument heretofore or hereafter furnished by Bowline to Arrowhead in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to Bowline which materially adversely affects the business, prospects, financial condition or affairs of Bowline, Starboard or any of their properties or assets which has not been set forth in this Agreement or previously disclosed to Arrowhead.


4.     REPRESENTATIONS AND WARRANTIES OF ARROWHEAD

       Arrowhead represents and warrants to Bowline as follows:

       4.1 Authority, Execution and Delivery. Arrowhead has the legal right, power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument contemplated hereby to which Arrowhead is a party. This Agreement has been duly executed and delivered by Arrowhead and the agreements of Arrowhead contained herein and therein constitute the valid and binding obligations of Arrowhead enforceable against Arrowhead in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

       4.2 Consents and Approvals; No Breach. Other than as heretofore obtained or provided for herein, the execution and delivery by Arrowhead of this Agreement and the performance by Arrowhead of the transactions contemplated hereby and thereby do not (i) require any consent, waiver, approval, license, authorization, order, permit or franchise of or from, or the registration, declaration or filing with, any person, (ii) violate, with or without the giving of notice or the passage of time, any laws applicable to or affecting the properties or assets of Arrowhead, (iii) violate any provision of the Certificate of Incorporation or Bylaws of Arrowhead, (iv) conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets pursuant to any mortgage, deed of trust, indenture or contract, agreement, instrument or any order, judgment, decree, Law or of any other restriction of any kind or character, to which Arrowhead is a party or subject or by which any of the properties or assets of Arrowhead may be bound.

       4.3 Organization, Standing and Authority. Arrowhead is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Arrowhead has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted, and is authorized as a foreign corporation in each jurisdiction in which such qualification or authority is required by law.

       4.4 No Brokers. No broker or finder has acted, directly or indirectly, for Arrowhead nor has Arrowhead incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

       4.5 Reorganization. The parties intend that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code and will report the transactions referred to herein accordingly for federal, state and local income tax purposes. Arrowhead will not take any action with respect to its assets or business which likely would cause the transactions contemplated by this Agreement to fail to qualify as a tax-free reorganization under Section 368(a) of the Code.


5.     COVENANTS AND AGREEMENTS

       The parties covenant and agree as follows:

       5.1 Conduct of Business. From the date hereof through the Closing Date, Bowline shall conduct its business substantially in the manner in which it is presently conducted and use its best efforts to preserve its existing relations with customers, suppliers, creditors and business partners, and, without the prior written consent of Arrowhead, shall not: (i) make, declare or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue or sell any additional shares of its capital stock or any options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Bowline shares of its capital stock or its assets, or issue any long-term debt securities except pursuant to plans or agreements as existing on the date hereof and disclosed to Arrowhead in writing, (ii) enter into any employment contracts with, pay any bonus to, or increase the rate of compensation of any of its directors, officers or any other person, (iii) except as provided for in this Agreement, enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers or employees, (iv) enter into any new line of business or amend its Certificate of Incorporation or its Bylaws, (v) dispose of or acquire any material assets except in the ordinary course of business, (vi) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, (vii) take any other action not in the ordinary course of business, including, without limitation, the deferment of any expenses or the acceleration of any taxable income, (viii) issue any press release or written statement for general circulation relating to the transactions contemplated hereby, (ix) make any change in Bowline's accounting methods or practices or its depreciation or amortization policies, except as required by law or generally accepted accounting principles, (x) pay or settle any action, suit, claim or legal, administrative or arbitration proceeding, or (xi) agree to take any of the foregoing actions.

       5.2 Preservation of Permits and Services. From the date hereof through the Closing Date, Bowline shall, and shall cause Starboard to, use its best efforts to preserve the Permits in full force and effect, keep available the services of their present officers, consultants and agents, maintain its present suppliers and customers and preserve their goodwill.

       5.3 Litigation. From the date hereof through the Closing Date, Bowline shall notify Arrowhead promptly of any actions or proceedings of the type required to be described in Section 3.11 that from the date hereof are threatened or commenced against Bowline, or against any officer, director, employee, property or asset of Bowline or Starboard with respect to its affairs, and of any requests for additional information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

       5.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Effective Date, Bowline on the one hand, and Arrowhead on the other hand (i) shall use their respective best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties made by such parties in this Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and (ii) shall promptly notify the other parties hereto of any event, condition or circumstances occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by such party.

       5.5 Corporate Examinations and Investigations. Prior to the Closing Date, Arrowhead shall be entitled, through its employees and representatives, to make such investigation and examination of the assets, Liabilities, properties, business, operations, books, records, Tax Returns and financial condition of Bowline as Arrowhead wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Bowline and its employees and representatives including, without limitation, its counsel and independent public accountants, shall cooperate fully with such representatives in connection with such review and examination.

       5.6 Approvals. Bowline and Arrowhead shall take all reasonable steps necessary or appropriate, and shall use all commercially reasonable efforts, to obtain as promptly as practicable all necessary approvals, authorizations and consents of any corporation, partnership, person, firm or other entity or any governmental or regulatory body or any public or judicial authority, required to be obtained to consummate the transactions contemplated hereby and will cooperate with each other in seeking to obtain all such approvals, authorizations and consents. Bowline and Arrowhead shall each use their best efforts to provide such information to such bodies and authorities as such bodies or authorities may reasonably request.

       5.7 Expenses. Except as otherwise specifically provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries and accountants.

       5.8 Indemnification of Directors and Officers. From and after the Closing Date, Arrowhead shall maintain all rights to indemnification, contribution, reimbursement or advancement of expenses created by the Certificate of Incorporation or Bylaws of Bowline in favor of the directors, officers and employees of Bowline, arising under the NYBCL or contained in any contracts or other instruments with respect to acts or omissions of such persons prior to the Closing Date.

       5.9 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

       5.10 Notification of Misrepresentations. Bowline agrees to promptly notify Arrowhead in writing of any inaccuracy or misrepresentation made by Bowline in this Agreement of which it becomes aware prior to the Closing Date.

       5.11 Proxy Statement and 13E-3 Transaction Statement. As promptly as practicable, Bowline and Arrowhead, to the extent required by applicable law, regulation or the interpretation thereof by the United States Securities and Exchange Commission (the "Commission") will prepare and file a preliminary Proxy Statement and a 13E-3 Transaction Statement with the Commission and will use their best efforts to respond to the comments of the Commission in connection therewith and to furnish all information required to prepare a definitive Proxy Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants) and a final 13E-3 Transaction Statement. Bowline will cause the definitive Proxy Statement to be mailed to the stockholders of Bowline and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy materials and, if required in connection therewith, resolicit proxies.

       5.12 Stockholder Approval. Bowline, acting through its Board of Directors, shall, in accordance with applicable law, call a special meeting of the holders of Bowline Common Stock for the purpose of voting upon this Agreement and Bowline agrees that this Agreement shall be submitted for approval at such special meeting.

       5.13 Best Efforts To Achieve Merger. Subject to the terms and conditions herein provided, each of Bowline and Arrowhead shall use their respective best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to fulfill the conditions to the Merger and to rectify any event or circumstance which could impede consummation of the transaction contemplated by this Agreement.


6.     CONDITIONS PRECEDENT TO MERGER

       6.1 Conditions Precedent to Obligations of Bowline and Arrowhead. The respective obligations of Arrowhead, on the one hand, and Bowline, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date and the Effective Date of each of the following conditions:

              (a) Approval by Bowline's Stockholders. The Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite vote or consent of the stockholders of Bowline in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws;

              (b) Injunction. No preliminary or permanent injunction or other order issued by any court or by an governmental or regulatory agency, body or authority which restrains or prohibits the consummation of the Merger and the transactions contemplated by this Agreement shall be in effect as of the Closing Date and the Effective Date; and

              (c) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall be in effect or enforced by any court or governmental authority as of the Closing Date and the Effective Date which prohibits or restricts the consummation of the Merger.

       6.2 Conditions Precedent to Obligations of Arrowhead. The obligations of Arrowhead to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Date, of each of the following conditions:

              (a) Accuracy of Representations and Warranties. All representations and warranties of Bowline contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date;

              (b) Bowline's Performance. Bowline shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date;

              (c) External Conditions. There shall not have occurred (i) any general suspension of trading in or limitation on prices for, securities on any national securities exchange or national over-the-counter market, (ii) the declaration of any banking moratorium or suspension of payments in respect of banks in the United States, or (iii) the commencement of a war declared by or upon the United States; and

              (d) Material Changes. There shall not have occurred, from the date of this Agreement through the Closing Date, any material adverse change in the business, assets, liabilities, operations, prospects or conditions (financial or otherwise) of Bowline which would cause any of the material assumptions upon which Arrowhead has based its decision to enter into this Agreement to be no longer valid.

       6.3 Conditions Precedent to Obligations of Bowline. The obligation of Bowline to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Date, of each of the following conditions:

              (a) Accuracy of Representations and Warranties. All representations and warranties of Arrowhead contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date and Bowline shall have received a certificate, signed by the President of Arrowhead to such effect;

              (b) Performance. Arrowhead shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to the Closing Date; and

              (c) Fairness Opinion. Bowline shall not have received written notice from American Maple Leaf Financial Corp. that it has withdrawn its opinion as to the fairness of the Merger to the stockholders of Bowline (other than the Affiliates) from a financial point of view.

7.     TERMINATION AND ABANDONMENT

       7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Date, whether before or after approval of the Merger by Bowline's stockholders:

              (a) by Bowline, on the one hand, or Arrowhead, on the other hand, in their discretion;

              (b) automatically, unless the right to terminate is waived by Arrowhead, on the one hand, and Bowline, on the other hand, if any court of competent jurisdiction in the United States, or other United States governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

              (c) automatically, unless the right to terminate is waived by Bowline, if any of the conditions set forth in Sections 6.1 and 6.3 have not been satisfied on or before May 31, 1996;

              (d) automatically, unless the right to terminate is waived by Arrowhead, if any of the conditions set forth in Sections 6.1 and 6.2 have not been satisfied on or before May 31, 1996.

       7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 by Arrowhead, on the one hand, or Bowline, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Arrowhead or Bowline, except that Sections 8.1, 8.3, 8.4, 8.6 and 8.9 hereof shall survive any termination of this Agreement. Nothing in this Section 7.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

       7.3 Extension; Waiver. At any time prior to the Effective Date, the parties hereto, by action taken by or on behalf of the respective Board of Directors of Bowline or Arrowhead, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any documents, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


8.     MISCELLANEOUS

       8.1 Expenses. All costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

       8.2 Representations and Warranties. The respective representations and warranties of Bowline, on the one hand, and Arrowhead, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished by, the Closing and, thereafter, neither Bowline nor Arrowhead nor any of their respective directors, officers or employees shall be under any liability whatsoever with respect to any such representation or warranty contained in this Agreement. This Section 8.2 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the Effective Date.

       8.3 Public Announcements. Bowline, on the one hand, and Arrowhead, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement, unless required by applicable law.

       8.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                    (a)    if to Bowline, to it at:

                           11 Bala Avenue
                           Bala Cynwyd, PA  19004
                           Attn:  Clifford Demarest, President

                           with copies to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers
                           1401 Walnut Street
                           Philadelphia, PA  19102
                           Attn:  Jason M. Shargel, Esquire

                    (b)    if to Arrowhead, to it at:

                           1838 Black Rock Turnpike
                           Fairfield, CT  06432-3547
                           Attn: Gerald J. Carroll, Secretary

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

       8.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

       8.6 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except, on and after the Effective Date, as contemplated under
Section 8.9.

       8.7 Amendment and Modification. Subject to the applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Date (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Arrowhead and Bowline, or by the respective officers authorized by such Boards of Directors; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

       8.8 Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

       8.9 Specific Performance. Bowline acknowledges that the rights of Arrowhead to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that Bowline violates or fails and refuses to perform any covenant made by it herein, Arrowhead will be without adequate remedy at law. Bowline agrees, therefore, that, in the event that it violates or fails or refuses to perform any covenant made by it herein, Arrowhead, so long as it is not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief. In the event that Arrowhead institutes a proceeding seeking specific performance or other equitable relief prior to the termination of this Agreement pursuant to Section 7.1 hereof, then notwithstanding any provision of such Section 7.1, this Agreement shall be terminated thereafter only if (i) a final judgment or order is entered in such action or in any appeal therefrom denying specific performance to Arrowhead in such action or dismissing or discontinuing such action without the granting of such relief (and such judgment or order is not then subject to appeal), (ii) such proceeding or any appeal therefrom is dismissed or discontinued voluntarily by the plaintiff or by agreement of the parties thereto without the granting of such relief, or (iii) a final judgment or order is entered in such action or in any appeal therefrom declaring this Agreement terminated.

       8.10 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

       8.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

       8.12 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws rules thereof.

       8.13 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       IN WITNESS WHEREOF, each of Bowline and Arrowhead have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.


                               BOWLINE CORPORATION


                        By:    /s/ James Benenson, Jr.
                               Name:  James Benenson, Jr.
                               Title: Chairman of the Board



                               ARROWHEAD HOLDINGS CORPORATION


                        By:    /s/ James Benenson, Jr.
                               Name:  James Benenson, Jr.
                               Title: Chairman of the Board and President

                                     ANNEX B

                     FAIRNESS OPINION AND VALUATION ANALYSES
                     OF AMERICAN MAPLE LEAF FINANCIAL CORP.

                                                         February 20, 1996


Board of Directors
Bowline Corporation
11 Bala Avenue
Bala Cynwyd, PA  19004

Gentlemen:

        In connection with the proposed merger (the "Merger") of Bowline Corporation ("Bowline") with and into Arrowhead Holdings Corporation ("Arrowhead") pursuant to which all shares of Bowline's common stock which are issued and outstanding at the effective time of the Merger (other than certain of such shares owned by Arrowhead and its affiliates) will be converted into the right to receive $1.32 per share, in cash, you have asked us to render our opinion as to the fairness of the Merger from a financial point of view to the shareholders of Bowline.

        American Maple Leaf Financial ("AML"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, employee benefit plans, and valuations for corporate, estate, and other purposes. Neither AML nor any of its officers or employees has an interest in Bowline or in the assets of Bowline, and all of such persons are otherwise independent with respect to the Merger.

        In arriving at our opinion, we have:

        1) reviewed audited financial statements of Bowline for the fiscal years ended September 30, 1995 and 1994;

        2) reviewed filings made by Bowline with the Securities and Exchange Commission during 1995 and 1994;

        3) reviewed unaudited consolidated financial information for Bowline for the quarter ended December 31, 1995;

        4) discussed with management of Bowline their projections for fiscal 1996 as well as the operations and prospects of Bowline and its operating entities;

        5) reviewed the liquidation values of Bowline's assets with management;

        6) prepared a liquidation analysis of Bowline's assets and liabilities based upon Bowline's estimate of liquidation costs;

        7) considered the effect of illiquidity on the value of the shares held by Bowline's minority shareholders;

        8) reviewed Bowline's public trading data as reflected on the OTC Electronic Bulletin Board for the period ranging from 1/1/95 through 12/31/95;

        9) reviewed the terms of the Merger; and

       10) reviewed all of the foregoing with you before forming our opinion.

Board of Directors of Bowline Corporation
February 20, 1996
Page 2



        In arriving at our opinion, we have not independently verified any of the information we reviewed and our opinion is given in reliance on the accuracy and completeness of the information furnished to us. We have not made an independent evaluation or appraisal of the assets of Bowline, nor are we aware of any current independent appraisals thereof, with the exception of an appraisal of computer equipment by Concept Computer Corporation, dated 2/28/95, which we have reviewed. Should any of the information provided to use be inaccurate or incomplete in any material respect, our opinion may change.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger is fair from a financial point of view to the shareholders of Bowline.

                                          AMERICAN MAPLE LEAF FINANCIAL


                                          By:/s/ Andrew Panzo
                                             --------------------------
                                             Andrew Panzo

                             DISCUSSION OF VALUATION
                             METHODOLOGIES EMPLOYED


There are a variety of analyses which investment bankers use to evaluate a publicly traded company. However, given the fact that Bowline Corporation at this time derives 100% of its revenues from one customer, an affiliated company, and has no other operations to speak of, there are three relevant analyses to be undertaken in forming an opinion as to the fairness of the purchase of the minority shareholders' common stock: a Market Price Analysis, a Liquidation Analysis, and a Third Party Purchase Analysis.

Market Price Analysis. - The range of bid prices at which market makers offered to purchase the Company's common shares on the OTC Bulletin Board between January 1, 1995 and December 31, 1995 was $.625 to $.9375 per share. The trading volume totalled 23,900 shares during the 12 month period. The market for common shares during the relevant time period was extremely thin and the common shares were very illiquid. Therefore, the maximum value that a public shareholder could have received in 1995 was the highest bid price, $.9375 per share, and only in minimal quantities. The current bid price as of February 16, 1996 is $.6875/share.

Liquidation Analysis. - As mentioned above, given the lack of ongoing operations and the projected operating losses, a liquidation analysis is the most theoretically correct method to determine the valuation of the shares of the public minority stockholders. The following computation, as illustrated in Exhibit A, is based upon the Company's audited balance sheet as of 9/30/95 and management prepared estimates of liquidation costs.

Assets. AML assumed that cash and accounts receivable from an affiliate could be liquidated at 100% of their book value, $1,978,008 and $53,000 respectively. The security deposits and prepaid rent would be used to offset any monies due for the rental of office space and is also valued at 100% of its book value, $6,963. The "Other" current assets are comprised of advances to employees and prepaid postage, also valued at 100% of its book value, $1,275. The Fixed Assets of the Company consist of computer equipment and a 10 year old phone system. Based upon a Company supplied independent appraisal, the liquidation value is $40,000, 28% of the $144,482 book value. This appraisal appears to be consistent with the weak demand for mainframe and used computer equipment. Additionally, management has stated that they have been unsuccessfully attempting to sell the Company's customized software package, and have yet to receive any offers. Therefore, it is assumed to have no value to a third party which is equal to its $0 book value. It has also been assumed that the leasehold improvements are not detachable and would have to be abandoned. They also are considered to have no liquidation value, a 100% discount of their $16,639 book value.

Liabilities. Accounts payable are valued at $36,464, 100% of their book value since it is assumed that 100% of these will need to be satisfied in full. The annual report accrual of $20,000 is discounted 100% since no annual report would be printed in the event of liquidation. All other liabilities are valued at 100% of their book value, $44,183.

Projected Liquidation Expenses. As part of a liquidation, a special meeting of shareholders would have to be convened to approve the transaction. This includes approximately $33,000 for proxy materials and mailing costs and $4,000 for financial advisors. Legal fees necessary for the liquidation and de-registration of shares have been approximated at $28,356 above and beyond the legal accrual account. Administrative fees are approximated at $104,000 which assumes keeping the office operating for 6 months to administrate the transition with the shareholders and to file various reports with the SEC. Since certain documents are required to be stored for 7 years, storage expenses are approximated at $8,400 ($100/month). There would also be an obligation to buy-out various maintenance agreements with computer vendors, approximated at $15,000. In connection with certain office space which the Company leases in Pennsylvania and Connecticut, the Company would be liable for unfulfilled lease obligations. Considering the number of months outstanding before the leases expire, the total accelerated rental payments necessary to satisfy the Company's obligations are $36,456. In the cases where these payments would be due over a period of 12 months or greater, we assume that the landlord would be agreeable to settling for the present value of these payments (6% implied interest rate), less a 10% discount in exchange for the right to re-lease the properties to a third party. Additionally, the expense required to vacate the leased spaces in a "broom clean" condition, as required by lease stipulations, was approximated at $10,000. This results in at total lease abandonment liability of $46,456. Finally, the terminated employees would be eligible to receive severance pay equal to 1 week of pay for every year of employment. This translates into a total severance expense of $58,381. After subtracting the above liabilities and management's estimates of one time liquidation expenses from the assets, we are left with a liquidation value of $1,701,006 or $1.32/share.

Sale to Third Party Analysis. - This analysis calculates the reasonable price which a third party investor could be expected to pay for a minority stake in the Company if it did not liquidate and remained as an ongoing business. Due to the fact that the shares of Bowline are controlled by one entity, even if 100% of the publicly traded available shares were purchased, the purchaser would still be in a minority shareholder position. Such an ownership interest would not afford the buyer any material voice in daily operations, long term planning, distribution of profits, etc. Assuming that such an investor does not foresee any significant events which would positively affect the earnings of the Company, it is AML's opinion that they would demand at least a 25% discount from the Company's "Adjusted Book Value". The Adjusted Book Value is defined as the replacement value of all assets minus the actual liabilities. Since it assumes the Company will continue operations and not liquidate, it does not include the "Projected Liquidation Expenses". To arrive at the Adjusted Book Value, one would simply start with the Liquidation Value ($1,701,006), add back the Liquidation Expenses ($297,593) and subtract the annual report accrual ($20,000). This results in an Adjusted Book Value of $1,978,599.

Because the Company is not projected to be profitable from existing operations, we have not attached any value to the investment tax credit of $255,000 or the tax loss carry forward of $18,800,000. It is not within the scope of this analysis to speculate on potential business combinations with other entities which would result in the Company deriving benefit from the tax deferred asset. We believe that such an analysis is extremely subjective and recognize that management has an existing fiduciary responsibility to pursue a course which maximizes shareholder value. Since no such transaction has taken place or is contemplated, we assume that management does not believe a transaction of this sort is feasible. (A change in ownership of a majority of the shares would cause the Company to forfeit the benefit of the tax-loss carry forward. Therefore, the majority shareholders would be unable to sell, and a third party would be unable to purchase, the value of that intangible asset.)

After deducting 25% from the Adjusted Book Value as computed above, the price which we believe a third party investor would be willing to pay for a minority position in the Company is a maximum of $1,483,949 or $1.15/share.*

*Due to the stock's illiquidity and the minority position, an even greater discount than 25% would perhaps be more appropriate. Arguably, the assumed 25% discount actually yields an aggressively high valuation for the public minority shareholders' position.

                                    EXHIBIT A

                       BOWLINE CORPORATION AND SUBSIDIARY
                        Calculation of Liquidation Value




                                                        Current Balance                  Liquidation
                                                          Sheet Value                       Value
                                                        ---------------                   ----------
ASSETS

Current Assets:

Cash                                                      $1,978,008                      1,978,008

Accounts Receivable from Affiliate                            53,000                         53,000

Security Deposits and Pre-paid Rent                            6,963                          6,963

Other                                                          1,275                          1,275

Fixed Assets:

Equipment, Computers and Software                            144,482                         40,000

Leasehold Improvements                                        16,639                              0

Total Assets                                               2,200,367                      2,079,246

LIABILITIES

Accounts Payable                                              36,464                         36,464

Annual Report                                                 20,000                              0

Other                                                         44,183                         44,183

Total Liabilities                                            100,647                         80,647

Projected Liquidation Expenses:

Proxy Materials and Mailing Costs                                                            33,000

Financial Advisors                                                                            4,000

Legal Fees                                                                                   28,356

Administrative Fees                                                                         104,000

Storage                                                                                       8,400

Buy-Out of Maintenance Agreements                                                            15,000

Lease Abandonment Liability                                                                  46,456

Severance Package                                                                            58,381
                                                                                          ---------
Total Liquidation Expenses                                                                  297,593

Shareholders' Equity based upon Liquidation Analysis
(Total Assets - Liabilities - Liquidation Expenses)                                       1,701,006

Value per share (1,287,412 shares outstanding)                                                 1.32


                                     ANNEX C

              SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW

                        NEW YORK BUSINESS CORPORATION LAW

Section 623. Procedure to enforce shareholder's right to receive payment for shares

   (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

   (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

   (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

   (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

   (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

   (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

   (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

  (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

           (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

           (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

           (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

           (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision
        (d) of section 3101 of the civil practice law and rules.

           (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

           (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

           (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph
        (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

           (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

   (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

   (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

           (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

           (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

           (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

   (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

   (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

   (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                     ANNEX D

                        CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Report of Independent Certified Public Accountants........................  2
Independent Auditors' Report..............................................  3
Consolidated Balance Sheets, September 30, 1995 and 1994..................  4
Consolidated Statements of Operations,
  Fiscal Years Ended September 30, 1995, 1994 and 1993....................  5
Consolidated Statements of Changes in Stockholders' Equity,
  Fiscal Years Ended September 30, 1995, 1994 and 1993....................  6
Consolidated Statements of Cash Flows,
  Fiscal Years Ended September 30, 1995, 1994 and 1993....................  7
Notes to Consolidated Financial Statements................................  8
Unaudited Consolidated Balance Sheet, December 31, 1995
  and Consolidated Balance Sheet, September 30, 1995...................... 11
Unaudited Consolidated Statements of Operations,
  Three Months Ended December 31, 1995 and 1994........................... 12
Unaudited Consolidated Statements of Cash Flow,
  Three Months Ended December 31, 1995 and 1994........................... 13
Notes to Unaudited Consolidated Financial Statements...................... 14

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Board of Directors and Stockholders
Bowline Corporation
Bala Cynwyd, Pennsylvania




We have audited the consolidated balance sheet of Bowline Corporation and Subsidiary as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bowline Corporation and Subsidiary as of September 30, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

We have also audited Schedule VIII of Bowline Corporation and Subsidiary for the year ended September 30, 1995. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.






Grant Thornton LLP
Cleveland, Ohio
December 7, 1995

[NOTE: The Company previously obtained a manually executed copy of this report from Grant Thornton LLP in connection with the filing of the Company's Annual Report on Form 10-K for the year ended September 30, 1995. The Company will obtain a newly executed copy of this report prior to the filing of its definitive materials.]

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Bowline Corporation
Bala Cynwyd, Pennsylvania




We have audited the accompanying consolidated balance sheet of Bowline Corporation and Subsidiary (the "Company") as of September 30, 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended September 30, 1994. Our audits also included the financial statement schedules listed in the Index under Item 14(a)(2). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Bowline Corporation and Subsidiary as of September 30, 1994, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Notes 2 and 8 to the financial statements, a significant portion of the Company's revenues are from an affiliate.



Deloitte & Touche
Philadelphia, Pennsylvania
December 5, 1994

[NOTE: The Company previously obtained a manually executed copy of this report from Deloitte & Touche in connection with the filing of the Company's Annual Report on Form 10-K for the year ended September 30, 1995. The Company will obtain a newly executed copy of this report prior to the filing of its definitive materials.]

BOWLINE CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1995 AND 1994


ASSETS
                                                             1995           1994
                                                             ----           ----
CURRENT ASSETS:
  Cash                                                   $ 1,978,008    $ 1,791,386

  Accounts receivable, less allowances: 1995 - $0
    and 1994 - $3,250                                           --           72,657
  Accounts receivable from affiliate                          53,000         53,466
  Other current assets                                         8,238          7,239
                                                         -----------    -----------
    Total current assets                                   2,039,246      1,924,748

PLANT AND EQUIPMENT - net                                    161,121        240,872
                                                         -----------    -----------
TOTAL ASSETS                                             $ 2,200,367    $ 2,165,620
                                                         ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                       $    36,464    $    13,117
  Other current liabilities                                   64,183         47,481
                                                         -----------    -----------
     Total current liabilities                               100,647         60,598
                                                         -----------    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, par value $.02 per share; authorized
    5,000,000 shares; issued and outstanding 1,287,412
    in 1995 and 1994                                          25,748         25,748
  Additional paid-in capital                               6,975,428      6,975,428
  Accumulated deficit                                     (4,901,456)    (4,896,154)
                                                         -----------    -----------
      Total stockholders' equity                           2,099,720      2,105,022
                                                         -----------    -----------
TOTAL LIABILITIES AND STOCKH0LDERS' EQUITY               $ 2,200,367    $ 2,165,620
                                                         ===========    ===========




See notes to consolidated financial statements.

BOWLINE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993



                                                      1995           1994           1993
                                                      ----           ----           ----
REVENUES:
  Non-affiliate                                   $      --      $   265,107    $ 1,906,757
  Affiliate                                           600,000        604,723        430,046
                                                  -----------    -----------    -----------
      Total revenues                                  600,000        869,830      2,336,803

SELLING AND ADMINISTRATIVE EXPENSES
  Non-affiliate                                          --          290,235      1,407,947
  Affiliate                                           455,028        450,452        392,164
  Corporate                                           230,144        190,279        232,161
                                                  -----------    -----------    -----------
      Total selling and administrative expenses       685,172        930,966      2,032,272

INTEREST INCOME (EXPENSE)
  Income                                               84,303         48,958         41,941
  Expense                                                --             (880)        (5,072)
                                                  -----------    -----------    -----------
      Net interest income                              84,303         48,078         36,869

RECOVERY OF LOSS CONTINGENCY                             --             --           25,000

GAIN (LOSS) ON DISPOSAL OF ASSETS                      (5,433)        14,000           --
                                                  -----------    -----------    -----------

INCOME (LOSS) BEFORE INCOME TAXES &
EXTRAORDINARY ITEM                                     (6,302)           942        366,400
                                                  -----------    -----------    -----------

PROVISION FOR INCOME TAXES                             (1,000)          --          155,000
                                                  -----------    -----------    -----------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                (5,302)           942        211,400

EXTRAORDINARY ITEM - Utilization of losses
  carried forward                                        --             --          110,000
                                                  -----------    -----------    -----------

NET INCOME (LOSS)                                 ($    5,302)   $       942    $   321,400
                                                  ===========    ===========    ===========

NET INCOME (LOSS) PER COMMON SHARE
  Income (loss) before extraordinary item         $       .00    $       .00    $       .16
  Extraordinary item                                     --             --              .09
                                                  -----------    -----------    -----------
       Net income (loss) per common shares        $       .00    $       .00    $       .25
                                                  ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                1,287,412      1,287,412      1,287,412
                                                  ===========    ===========    ===========



See notes to consolidated financial statements.

BOWLINE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993





                                             Common Stock                 Additonal
                                       ------------------------            Paid-In         Accumulated
                                       Shares            Amount            Capital           Deficit
                                       ------            ------            -------         -----------
BALANCE, SEPTEMBER 30, 1992          1,287,412        $    25,748        $ 6,975,428        ($5,218,496)

 Net income                               --                 --                 --              321,400
                                     ---------        -----------        -----------        -----------
BALANCE, SEPTEMBER 30, 1993          1,287,412             25,748          6,975,428         (4,897,096)

 Net income                               --                 --                 --                  942
                                     ---------        -----------        -----------        -----------
BALANCE, SEPTEMBER 30, 1994          1,287,412             25,748          6,975,428         (4,896,154)

 Net income (loss)                        --                 --                 --               (5,302)
                                     ---------        -----------        -----------        -----------
BALANCE, SEPTEMBER 30, 1995          1,287,412        $    25,748        $ 6,975,428        ($4,901,456)
                                     =========        ===========        ===========        ===========




See notes to consolidated financial statements.

BOWLINE CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993


                                                      1995              1994             1993
                                                      ----              ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                               ($    5,302)      $       942       $   321,400
 Adjustments to reconcile net income (loss)
   to net cash provided by (used in)
   operating activities:
 Depreciation and amortization                        74,318            69,418            99,942
 (Gain) loss on disposal of assets                     5,433           (14,000)
 (Increase) decrease in
   Accounts receivable                                73,123           211,496            27,472
   Other current assets                                 (999)           24,207            99,680
  Increase (decrease) in
   Accounts payable                                   23,347          (145,663)          108,397
   Other current liabilities                          16,702          (160,143)           (2,653)
                                                 -----------       -----------       -----------


      Total adjustments                              191,924           (14,685)          332,838
                                                 -----------       -----------       -----------
        Net cash provided by (used in)
         operating activities                        186,622            13,743           654,238
                                                 -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of capital assets                             --             (48,270)         (270,173)
 Sale of capital assets                                 --              14,000              --
                                                 -----------       -----------       -----------

   Net cash (used in) investing activities              --             (34,270)         (270,173)
                                                 -----------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payment on capital leases                    --              (3,104)          (49,803)
                                                 -----------       -----------       -----------

    Net cash used in
      financing activities                              --              (3,104)          (49,803)

NET INCREASE (DECREASE) IN CASH                      186,622           (51,117)          334,262


CASH, BEGINNING OF YEAR                            1,791,386         1,842,503         1,508,241
                                                 -----------       -----------       -----------

CASH, END OF YEAR                                $ 1,978,008       $ 1,791,386       $ 1,842,503
                                                 ===========       ===========       ===========





ADDITIONAL DISCLOSURES:

1) Interest paid during the years ended September 30, 1995, 1994 and 1993, was $,0, $880 and $5,071, respectively.

2) Income taxes paid during the years ended September 30, 1995, 1994 and 1993, were $2,000, $16,000, and $32,000, respectively.




                          See notes to consolidated financial statements.

                       BOWLINE CORPORATION AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany profits, transactions and balances are eliminated.

     Plant and equipment is stated at cost. Depreciation and amortization are computed by the straight-line method based on the estimated useful lives of the related assets which range from 3 to 5 years.


     Revenue is recognized when the related services are rendered.

     Net income (loss) per share is calculated based on the weighted average number of common shares outstanding during each period.

     Deferred income taxes result from timing differences between tax recognition and financial statement reporting of depreciation, capitalized leases, allowances for accounts receivable and the treatment of loss contingencies. Deferred income taxes are not provided due to the existence of significant net operating losses.

     The Company adopted SFAS No. 109 in the fiscal year beginning October 1, 1993. The effect of adopting SFAS No. 109 did not have a material effect on the financial statements.


2.   MAJOR CUSTOMERS

     For the year ended September 30, 1995, an affiliate accounted for 100% of total revenues. In 1994 and 1993, two customers, including an affiliate, accounted for 96.5% and 84.8% of revenues, respectively. Percentage of revenues for each, in 1994 and 1993, are as follows:

                                 1994      1993
                                -----     -----
          Affiliate             69.5%     18.4%
          Non-Affiliate         27.0%     66.4%
                                -----     -----
          Total                 96.5%     84.8%
                                =====     =====

     Accounts receivable from the non-affiliate on September 30, 1995 and 1994 were $0 and $74,000, respectively. Effective January 1, 1994, the company lost its major unaffiliated customer; therefore, the Company's business consists of solely servicing its affiliate.


3.   CONCENTRATION OF CREDIT RISK

     The Company maintains its cash balances with several financial institutions located in Pennsylvania and Connecticut. In all but one of the financial institutions, the cash balances are insured for $100,000 by the Federal Deposit Insurance Corporation (FDIC). Uninsured cash amounts were approximately $1,740,000 and $1,630,000 on September 30, 1995 and 1994,
     respectively.

4.   PLANT AND EQUIPMENT

                                                          September 30,
                                                     ----------------------
                                                       1995          1994
                                                       ----          ----
Owned:
 Furniture, fixtures and equipment                   $613,488      $622,588
 Leasehold improvements                                49,918        49,918
                                                      -------       -------
   Total                                              663,406       672,506
 Less accumulated depreciation and amortization       502,285       431,634
                                                      -------       -------
   Total                                              161,121       240,872
                                                      -------       -------
Leased:
 Equipment                                                -0-        30,072
 Less accumulated amortization                            -0-        30,072
                                                      -------       -------
   Total                                                  -0-           -0-
                                                      -------       -------
      Total                                          $161,121      $240,872
                                                     ========      ========

5.   OTHER CURRENT LIABILITIES
                                           September 30,
                                       --------------------
                                         1995         1994
                                         ----         ----
        Compensation and benefits      $ 8,144      $ 4,162
        Professional fees               35,344       28,137
        Other                           22,995       15,182
                                       -------      -------
                                       $66,483      $47,481

6.   INCOME TAXES

     Components of the provision for income taxes are as follows:

                                                  1995          1994      1993
                                                  ----          ----      ----

     State                                      ($1,000)      $     0   $ 45,000
     Federal                                        -               0    110,000
                                                -------       -------   --------

     Provision for income tax
     before utilization
     of net operating losses carried forward    ($1,000)      $     0   $155,000
                                                ========      =======   ========

     For the year ended September 30, 1993, the Company utilized net operating losses carried forward for federal tax purposes of $323,000. For the years ended September 30, 1995 and 1994, the Company recorded no provision for federal income taxes.

     On September 30, 1995, the Company had net operating losses carried forward of approximately $18,800,000 for federal income tax purposes which expire as follows: $2,600,000 in 1999, $800,000 in 2000, $2,200,000 in 2001,
     $12,200,000 in 2002, $200,000 in 2004 and $800,000 in 2005.

     On September 30, 1995, the Company had investment tax credits of approximately $255,000 which expire as follow: $155,000 in 1996, $52,000 in 1997, $44,000 in 1998, $1,000 in 1999 and $3,000 in 2000.

     The company adopted SFAS No. 109 beginning October 1, 1993. A valuation reserve was established for 100% of the net operating losses and investment tax credits carried forward. Accordingly, the adoption of SFAS 109 had no effect on the Company's results of operations for the years ended September 30, 1995 and 1994.

7.   STOCKHOLDERS' EQUITY

     On September 30, 1995 and 1994, there were 5,000,000 shares of preferred stock, par value $.02 per share, authorized, of which none were issued.

8.   RELATED PARTY TRANSACTIONS

     The Company provided data processing services to a subsidiary of a related company for $600,000, in 1995, $604,730 in 1994 and $430,046 in 1993 (see
     note 2).

9.   COMMITMENTS AND CONTINGENCIES

     Future minimum payments under operating leases that had initial or remaining lease terms in excess of one year on September 30, 1995, amounted to $105,528 in 1996, $68,056 in 1997, $39,691 in 1998 and $4,640 in 1999.
     Rent expense was $51,903 in 1995, $119,445 in 1994 and $207,555 in 1993.

     The Company was a defendant in a class action lawsuit which was settled in 1992. The Company filed a related insurance claim which was received in November 1992, of which $25,000 is included as income in the Company's consolidated financial statements in the year ended September 30, 1993.

                       BOWLINE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                 December 31,
                                                                                    1995                    September 30,
                                                                                  (Unaudited)                   1995
                                                                                 -------------              -------------
ASSETS
CURRENT ASSETS:
  Cash                                                                            $ 2,057,270                  $1,978,008
  Accounts receivable from affiliate                                                   53,000                      53,000
  Other current assets                                                                  7,932                       8,238
                                                                                    ---------                   ---------
                  Total current assets                                              2,118,202                   2,039,246

PLANT AND EQUIPMENT - net                                                             142,762                     161,121
                                                                                    ---------                   ---------
TOTAL ASSETS                                                                       $2,260,964                  $2,200,367
                                                                                  ===========                  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                     86,596                      36,464
  Other current liabilities                                                            75,169                      64,183
                                                                                    ---------                   ---------
                  Total current liabilities                                           161,765                     100,647
                                                                                    ---------                    --------
STOCKHOLDERS' EQUITY:
  Common stock, par value $.02 per share;
    authorized 5,000,000 shares; issued
    and outstanding 1,287,412                                                          25,748                      25,748
  Additional paid-in capital                                                        6,975,428                   6,975,428
  Accumulated deficit                                                              (4,901,977)                 (4,901,456)
                                                                                   ----------                 -----------
                  Total stockholders' equity                                        2,099,199                   2,099,720
                                                                                   ----------                   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $2,260,964                  $2,200,367
                                                                                   ==========                  ==========



            See notes to unaudited consolidated financial statements.

                       BOWLINE CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                          Three Months Ended
                                                                                             December 31,

                                                                                       1995                     1994
                                                                                    ----------               ---------

OPERATING REVENUES                                                                  $  150,000               $ 150,125
SELLING AND ADMINISTRATIVE EXPENSE                                                     170,999                 157,948
INTEREST INCOME                                                                         21,667                  17,565
LOSS ON DISPOSAL OF ASSETS                                                                   -                   5,433
                                                                                       -------                --------
INCOME (LOSS) BEFORE INCOME TAXES                                                          668                   4,309
PROVISION FOR INCOME TAXES                                                               1,189                   1,500
                                                                                       -------                --------
NET INCOME (LOSS)                                                                    ($    521)              $   2,809
                                                                                      ========                ========
NET INCOME (LOSS) PER COMMON SHARE                                                           -                       -
                                                                                     =========                 =======
WEIGHTED AVERAGE NUMBER OF SHARES                                                    1,287,412               1,287,412
                                                                                     =========               =========



            See notes to unaudited consolidated financial statements.

                       BOWLINE CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)

                                                                                                    Three Months
                                                                                                  Ended December 31,
                                                                                            1995                  1994
                                                                                          --------              --------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income/(loss)                                                                  ($      521)           $    2,809
    Adjustments to reconcile net income (loss)
      to net cash provided by (used in)
      operating activities
    Depreciation and amortization                                                           18,359                 6,944
    Loss on disposal of assets                                                                                     5,433
    (Increase) decrease in
        Accounts receivable                                                                    306                75,098
    Other current assets                                                                                             157
    Increase (decrease) in:
        Accounts payable                                                                    50,132            (      785)
        Other current liabilities                                                           10,986                 9,457
                                                                                          --------            ----------

                           Total adjustments                                                79,783               106,304
                                                                                          --------            ----------
                           Net cash provided by (used in)
                             operating activities                                           79,262               109,113
                                                                                          --------            ----------
NET INCREASE (DECREASE) IN CASH                                                             79,262               109,113
CASH, BEGINNING OF PERIOD                                                                1,978,008             1,791,386
                                                                                         ---------            ----------
CASH, END OF PERIOD                                                                     $2,057,270            $1,900,499
                                                                                        ==========            ==========




            See notes to unaudited consolidated financial statements.

                       BOWLINE CORPORATION AND SUBSIDIARY
                   NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Preparation

The accompanying financial statements have been prepared by Bowline Corporation (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, these financial statements give effect to all normal recurring adjustments necessary to present fairly the financial position of the Company as of December 31, 1995 and September 30, 1995, and the results of operations and cash flow for the three-month period ended December 31, 1995 and December 31, 1994.

Certain reclassifications have been made to the prior year's financial statements to conform to classifications used in the current fiscal year.

The Company's revenue consists solely of providing data processing services to an affiliate.

Although the Company believes that the disclosures included herein are adequate to make the information not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. Accordingly, the accompanying financial statements should be read in conjunction with the financial statements and the related financial review included in the Company's latest annual report on Form 10-K for the year ended September 30, 1995.

Note 2.  Computation of Net Income per Common Share

Net earning per common share was computed by dividing the net income by the number of common shares outstanding during each period presented.

Note 3.  Income Taxes

Components of the provision for income taxes are as follows:

                                      December 31,         December 31
                                         1995                 1994
                                      ------------          --------
State - current                          $1,189               $1,500
Federal                                       0                    0
                                         ------               ------
Provision for income tax                 $1,189               $1,500
                                         ======               ======

On December 31, 1995, the Company had net operating losses carried forward of approximately $18,800,000 for federal income tax purposes which expire as follows: $2,600,000 in 1999, $800,000 in 2000, $2,200,000 in 2001, $12,200,000
in 2002, $200,000 in 2004, and $800,000 in 2005.

On December 31, 1995, the Company had investment tax credits of approximately $255,000 which expire as follows: $155,000 in 1996, $52,000 in 1997, $44,000 in
1998, $1,000 in 1999 and $3,000 in 2000.

The Company adopted Statement of Financial counting Standard No. 109, "Accounting for Income Taxes," ("SFAS No. 109") beginning October 1, 1993. No provision for federal income taxes is recorded due to the existence of net operating losses carried forward. The Company has no means of realizing value from any of the above, therefore, a valuation reserve was established in accordance with SFAS 109 for 100% of the net operating losses and investment tax credits carried forward. Accordingly, the adoption of SFAS 109 had no effect on the Company's results of operations.

[WHITE CARD]
                               BOWLINE CORPORATION
                                      PROXY
                                  COMMON STOCK
                 (Solicited on Behalf of the Board of Directors)
                SPECIAL MEETING OF SHAREHOLDERS - April 29, 1996

     The undersigned hereby appoints Clifford J. Demarest and Gerald J. Carroll, jointly and severally, proxies with power of substitution to vote at the Special Meeting of Shareholders (including any adjournments and postponements thereof) of Bowline Corporation, to be held at the Gramercy Park Hotel conference room, Two Lexington Avenue, New York, New York on April 29, 1996 at 9:00 a.m., local time, with all powers the undersigned would possess if personally present, as specified on the ballot below on the proposal set forth, and revokes all proxies previously given by the undersigned with respect to the shares of common stock of Bowline Corporation covered hereby.

     Proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 20, 1996, by and between Bowline Corporation (the "Company") and Arrowhead Holdings Corporation ("Arrowhead") pursuant to which, among other things, the Company will be merged with and into Arrowhead and all issued and outstanding shares of the Company's common stock (other than shares owned by Arrowhead and its affiliates) will be converted into the right to receive $1.32 per share, in cash, subject to dissenting shareholders' rights of appraisal. The Agreement and Plan of Merger and the proposal embodied herein are more fully described in the proxy statement of the Company dated ______________, 1996, receipt of which is acknowledged by execution hereof.

      |_|     FOR          |_|      AGAINST           |_|      ABSTAIN

     This Proxy, when properly executed, will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

 DATED:_____________________, 1996    _________________________________________
                                      Signature


                                      -----------------------------------------
                                      Print Name

                                      -----------------------------------------
                                      Signature


                                      ----------------------------------------
                                      Print Name

                                      NOTE: PLEASE MARK, DATE AND SIGN THIS
                                            PROXY CARD AND RETURN IT IN
                                            THE ENCLOSED ENVELOPE.
                                            Please sign this proxy exactly as
                                            the name appears in the address
                                            above. If shares are registered in
                                            more than one name, all owners
                                            should sign. If signing in a
                                            fiduciary or representative
                                            capacity, such as attorney-in-fact,
                                            executor, administrator, trustee or
                                            guardian, please give full title and
                                            attach evidence of authority.
                                            Corporations please sign with full
                                            corporate name by an authorized
                                            officer and affix the corporate
                                            seal.

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